SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8 K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                  June 1, 1999
                                (Date of report)


                            VIANET TECHNOLOGIES, INC.

NEVADA                                      033-55254-19                                        87-0434285
(State of Incorporation)               (Commission File Number)                                 (IRS Employer ID)


                                83 Mercer Street
                            New York, New York 10012
                    (Address of Principle Executive Offices)


                                 (212) 219-7680
                         (Registrant's Telephone Number)

ITEM 2.  Business Combination

     On April 5, 1999 the Company entered into an Arrangement Agreement (the "Arrangement") to acquire all the outstanding shares of Develcon. The Arrangement has received the approval of the Supreme Court of British Columbia, the Securityholders and Debentureholders of Develcon.

     The Arrangement provided for Develcon shareholders to receive one share of common stock of the Company for every 30.75 shares of Develcon. The Arrangement also provided that the Develcon convertible notes payable be converted into
5.9963 Develcon shares for each $1.00 principal amount of notes payable and that interest which was accrued on the convertible notes payable but not paid shall be forgiven. These shares also converted into Vianet shares in the ratio of one share of the Company for every 30.75 shares of Develcon. Additionally, effective upon closing, certain other creditors of Develcon agreed to either accept common stock of Vianet as payment for amounts or portions of amounts owed to them and have restructured the repayment schedule. In exchange for restructuring the repayment schedule of its debt, if such debt has not been repaid by June 30, 1999, a lender of Develcon granted warrants to purchase 150,000 shares of Vianet stock at the greater of $6.00 per share or 90% of the price per share of an offering of no less than $2.5 million completed between May 15, 1999 and June 30, 1999. The warrants become exercisable over an approximate 24-month period and expire on June 30, 2002. Upon completion of the Arrangement, defaults under long-term debt agreements are expected to be cured.

     On May 11, 1999, Develcon held it's Annual and Special Meeting of Shareholders, at which time the Securityholders and Debentureholders approved the Arrangement. The Arrangement became effective on May 18, 1999.

     As a result of the closing of the Arrangement, the former shareholders and creditors of Develcon, excluding the Company, hold approximately 2.3 million shares of the approximate 8.4 million shares of common stock the Company has outstanding.


ITEM 7. Appendicies

         Arrangement Agreement
         Plan of Arrangement
         Securityholders' Resolution
         Debentureholders' Resolution

                                    SIGNATURE


     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

Vianet Technologies, Inc.
(Registrant)


/s/ Peter Leighton
-----------------------------------
By: Peter Leighton
President & CEO

                                   APPENDIX A
                              AMENDED AND RESTATED
                              ARRANGEMENT AGREEMENT


     THIS AMENDED AND RESTATED AGREEMENT made as of the 5th day of April, 1999

BETWEEN:

                VIANET TECHNOLOGIES, INC., a Nevada corporation,
                     (hereinafter referred to as "Vianet")

                                      and

  DEVELCON ELECTRONICS LTD., a corporation continued under the laws of Canada,
                 (hereinafter referred to as the "Corporation")

WHEREAS:

     A. Vianet and the Corporation wish to propose an arrangement involving the Corporation, the holders of common shares of the Corporation, the holders of options and warrants issued by the Corporation, the holders of convertible debentures issued by the Corporation, Vianet and a newly incorporated wholly-owned subsidiary of Vianet ("Subco"), in order to reorganize the Corporation's affairs and therefore wishes to carry out certain transactions on the basis hereinafter set forth;

     B. The parties hereto intend to carry out the transactions contemplated herein pursuant to an arrangement under the CBCA;

     C. In addition to the arrangement, the parties intend to enter into certain other transactions including certain loans by Vianet to the Corporation;

     D. The board of directors of the Corporation has determined that it would be advisable and in the best interests of the Corporation for it to enter into this Agreement;

     E. The Corporation and Vianet Technologies, Inc. ("Vianet Delaware"), a Delaware corporation and a predecessor to Vianet, entered into an Arrangement Agreement dated as of the 12th day of February;

     F. On March 22, 1999, Vianet Delaware merged with and into Radar Resources, Inc. with Radar Resources, Inc. as the surviving corporation;

     G. As part of the merger, Radar Resources, Inc. changed its name to Vianet Technologies, Inc., being the party hereto;

     H. The parties desire to amend and restate the above-noted Arrangement Agreement to take into consideration certain matters arising as a result of the above-noted merger;

     NOW THEREFORE in consideration of the mutual covenants set out in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Vianet and the Corporation agree as follows:


1.        The Transactions

         1.1 Process. Subject to the terms and conditions of this Agreement:

               (a) as soon as reasonably practicable, the Corporation shall apply to the Court pursuant to Section 192 of the CBCA for an order approving the Arrangement and in connection with such application shall:

                    (i) in due course file, proceed with and diligently prosecute an application for an Interim Order under Section 192(4) of the CBCA providing for, among other things, the calling and holding of the Special Meeting for the purpose of the Securityholders considering and, if deemed advisable, approving the Arrangement and the calling and holding of the Debentureholders Special Meeting, or circulation of a written resolution to the Convertible Debentureholders, for the purpose of the Convertible Debentureholders considering and, if deemed advisable, approving the Arrangement and other procedural matters; and

                    (ii) subject to obtaining the approval of the Securityholders and Convertible Debentureholders as contemplated in the Interim Order and as may be directed by the Court in the Interim Order, take the steps necessary to submit the Arrangement to the Court and apply for the Final Order;

                  and, subject to the fulfilment or waiver of the conditions set forth in Schedules C and D, shall file with the Director Articles of Arrangement and such other documents as may be required to give effect to the Arrangement;

          (b) the Arrangement shall become effective on the Effective Date;

          (c) as soon as reasonably practicable after the execution of this Agreement, the Corporation shall call and hold the Special Meeting on or before the Meeting Date to consider and approve, inter alia, the Arrangement and Vianet shall provide commercially reasonable cooperation to the Corporation in respect of this matter;

          (d) as soon as is reasonably practicable after the execution of this Agreement, the Corporation shall call and hold a meeting of, or circulate a written resolution to, the Debentureholders on or before the Meeting Date to consider and approve, inter alia, the Arrangement and Vianet shall provide commercially reasonable cooperation in respect of this matter; and

          (e) in  furtherance  of  completing  the  Arrangement,  Vianet and the
     Corporation  shall  work  together  to  prepare  a  management  information circular in connection with the Special Meeting and Debentureholders Special Meeting (or the written resolution to be executed by the Convertible Debentureholders in respect of those matters which would otherwise be considered at the Debentureholders Special Meeting), relevant filings and applications to be made by Vianet with the SEC and the NASD and such other documents as may be necessary or desirable.

     1.2 Compliance with Legislation. Vianet and the Corporation shall cause the Arrangement to be implemented in compliance with the Legislation.

2.        Conditions of Transaction

     2.1 Conditions in Favor of Vianet. The obligations of Vianet to complete the Arrangement shall be subject to the fulfilment, or the waiver by Vianet, of the conditions set out in Schedule C, each of which is for the exclusive benefit of Vianet and may be waived by Vianet at any time, in whole or in part, in its sole discretion without prejudice to any other rights that it may have. The obligations of Vianet to complete the Priority Advance shall be subject to the fulfilment, or the waiver by Vianet, of the conditions precedent to the priority advance set out in Schedule B and the conditions precedent in Sections (i), (j),
(k), (l), (q), (s), (t) and (u) of Schedule C (as they relate to the Priority Advance and as of the date of the Priority Advance), each of which is for the exclusive benefit of Vianet and may be waived by Vianet at any time, in whole or in part, in its sole discretion without prejudice to any other rights that it may have.

     2.2 Conditions in Favor of the Corporation. The obligations of the Corporation to complete the Arrangement shall be subject to the fulfilment, or the waiver by the Corporation, of the conditions set out in Schedule D, each of which is for the exclusive benefit of the Corporation and may be waived by the Corporation at any time, in whole or in part, in its sole discretion without prejudice to any other rights that it may have.

3.        Representations and Warranties

     3.1 Representations and Warranties of the Corporation. The Corporation represents and warrants to Vianet as to those matters set forth in Schedule E.

     3.2 Representations and Warranties of Vianet. Vianet represents and warrants to the Corporation as to those matters set forth in Schedule F.

4.        Implementation of the Arrangement

     4.1 General. Each of Vianet and the Corporation shall, and the Corporation shall cause its Subsidiaries to and Vianet shall cause Subco to, use all reasonable efforts to satisfy each of the conditions precedent to be satisfied by it and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable to permit the completion of the Priority Advance and Arrangement in accordance with this Agreement and to cooperate with each other in connection therewith, including the following by the relevant Party:

          (a) the Corporation will in a timely and expeditious manner and as soon as practicable, but in any event not later than April 15, 1999, file, proceed with and diligently prosecute an application to the Court under
     Section 192(4) of CBCA for an Interim Order with respect to the Arrangement; providing for, among other things, the calling and holding of the Special Meeting for the purpose of the Securityholders considering and, if deemed advisable, approving the Arrangement and the calling and holding of the Debentureholders Special Meeting, or circulation of a written resolution to the Convertible Debentureholders, for the purpose of the
     Convertible Debentureholders considering and, if deemed advisable, approving the Arrangement;

          (b) the Corporation will, in a timely and expeditious manner and as soon as practicable:

               (i) comply with the terms of the Interim Order;

               (ii) file the Information Circular in all jurisdictions where the same is required to be filed and mail the same to Securityholders and holders of Convertible Debentures as ordered by the Interim Order and in accordance with applicable law, in all jurisdictions where the same is required, complying in all material respects with all applicable legal requirements on the date of mailing thereof;

               (iii) convene the Special Meeting and Debentureholders Special Meeting (or circulate a written resolution to the Debentureholders to approve those matters which would otherwise be considered at the Debentureholders Special Meeting) in each case as ordered by the Interim Order;

               (iv) subject to the provisions hereof, solicit proxies to be voted at the Special Meeting and Debentureholders Special Meeting, if any, in favor of the Arrangement;

               (v) provide notice to Vianet of the Special Meeting and the Debentureholders Special Meeting, if any, and allow Vianet's representatives to attend the Special Meeting and the Debentureholders Special Meeting, if any, unless such attendance is prohibited by the Interim Order; and

               (vi) conduct the Special Meeting and the Debentureholders Special
          Meeting, if any, in accordance with the Interim Order, the by-laws of the Corporation and any instrument governing such meeting, as applicable, and as otherwise required by law;

          (c) the Corporation shall permit Vianet and its counsel to participate fully in the preparation of all material to be filed by the Corporation with the Court in connection with the Arrangement prior to the service and filing of that material; the Corporation shall also provide counsel to Vianet on a timely basis with copies of any notice of appearance and evidence served on the Corporation or its counsel in respect of the application for the Final Order or any appeal therefrom and of any notice (written or oral) received by the Corporation indicating any intention to appeal the Final Order;

          (d) the Corporation will permit Vianet and its counsel to participate fully in the preparation of all documentation to be sent to Securityholders and holders of Convertible Debentures in connection with the approvals being sought in respect of the Arrangement;

          (e) each of the Parties shall cooperate with each other on a timely basis in connection with the preparation of, and shall furnish to each other such information as may be reasonably necessary for inclusion in, the Information Circular and all documents and information necessary or desirable to be filed by Vianet with the SEC or NASD in connection with the Arrangement;

          (f) the Information Circular shall be prepared by the Corporation in accordance with all applicable laws and, without limiting the generality of the foregoing, will provide the Securityholders and holders of Convertible Debentures with information in sufficient detail to permit them to form a reasoned judgment concerning the matters before them and such other disclosure as is required by applicable law provided that, with respect to the portions of the Information Circular relating solely to Vianet, the Corporation will rely entirely upon the information provided by or on behalf of Vianet expressly for the purpose of inclusion in the Information Circular, without having to make or rely upon any independent inquiries as to the accuracy or completeness thereof, and shall have no further obligation, responsibility or liability for its accuracy, completeness or correctness;

          (g) the Corporation shall prepare (in co-operation with Vianet) the Information Circular which shall include the Plan of Arrangement, a copy of this Agreement and fairness opinion and the Corporation shall use reasonable commercial efforts to mail the Information Circular to Securityholders and holders of Convertible Debentures by no later than April 20, 1999 (or such later date as may be agreed to by Vianet);

          (h) the Corporation shall, subject to there being no Alternative Proposal and the Corporation's board of directors receiving a "fairness opinion" advising that the relevant aspects of the Arrangement are fair from a financial point of view to the Securityholders, use all commercially reasonable efforts to obtain the approval of the Securityholders to the Arrangement at the Special Meeting in compliance with the Interim Order and the Legislation and the Corporation covenants that, subject to there being no Alternative Proposal and the Corporation's board of directors receiving a "fairness opinion" advising that the relevant aspects of the Arrangement are fair from a financial point of view to the Securityholders, the Information Circular shall contain a recommendation of the board of directors of the Corporation that the Securityholders approve the Arrangement;

          (i) the Corporation shall, subject to there being no Alternative Proposal and the Corporation's board of directors receiving a "fairness opinion" advising that the relevant aspects of the Arrangement are fair from a financial point of view to the holders of the Convertible Debentures, use all commercially reasonable efforts to obtain approval of the Arrangement by the holders of the required majority of the principal amount of the Convertible Debentures in accordance with the Interim Order and the Legislation and terms of the Convertible Debentures and the Corporation covenants, subject to there being no Alternative Proposal and the Corporation's board of directors receiving a fairness opinion advising that the relevant aspects of the Arrangement are fair from a financial point of view to the holders of Convertible Debentures, the Information

     Circular shall contain a recommendation of the board of directors of the Corporation that the holders of the Convertible Debentures approve the Arrangement;

          (j) subject to there being no Alternative Proposal and the Corporation's board of directors receiving a fairness opinion as described in Sections 4.1(h) and (i) above, the Corporation shall, in all public comments (whether oral or written) in relation to the Arrangement, be consistent with and supportive of the recommendation of the Corporation's board of directors described in Sections 4.1(h) and (i); and neither the board of directors of the Corporation nor the Corporation shall act or fail to act in any way that might reasonably be expected to discourage Securityholders or holders of Convertible Debentures from voting in favor of the Arrangement or that might encourage Securityholders or holders Convertible Debentures to vote against the Arrangement;

          (k) the Corporation shall promptly reaffirm its recommendation of the Plan of Arrangement by press release after: (i) any Acquisition Proposal (which is determined not to be an Alternative Proposal) is publicly announced or made; or (ii) Vianet has agreed to amend this Agreement to provide for substantially similar or equivalent terms to those included in any Proposed Alternative Transaction;

          (l) the Corporation shall comply with such provisions of the Ontario Securities Commission's Policy Statement No. 9.1 and the Quebec Securities Commission's Policy Q-27 as are applicable in connection with the Arrangement and the Priority Advance;

          (m) each of the Corporation and Vianet shall effect or cause to be effected all necessary or advisable registrations, filings and submissions in connection with the Arrangement and the Priority Advance and in compliance with the Legislation (including filings, if any, required by the Investment Canada Act (Canada));

          (n) each of the Parties shall obtain, prior to the Effective Date, all licences, consents, approvals, authorizations and orders of Agencies as may be necessary or desirable for the consummation of the Arrangement;

          (o) the Corporation shall, and shall cause its Subsidiaries to, provide notice regarding the Priority Advance and the Arrangement to, and obtain all necessary or desirable waivers, consents and approvals or releases regarding the Priority Advance and the Arrangement from, other parties to agreements, understandings or other documents to which it is a party or by which it is or its properties are bound or affected (including, without limitation, loan agreements, leases, pledges, guarantees and security);

          (p) the Corporation shall co-operate with Vianet in obtaining any approval, consent, waiver or order required to be obtained from any regulatory or governmental authority or private party in connection with the approval or completion of the Arrangement, including obtaining an exemption order from the Commission des valeurs mobilieres du Quebec;

          (q) the Corporation (and its Subsidiaries) and Vianet shall each use reasonable commercial efforts to satisfy (or cause the satisfaction of) the conditions precedent set forth in Schedules C and D, to the extent the same is within its control and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or
     advisable   under   applicable   laws  and   regulations  to  complete  the
     Arrangement;

          (r) each of the Corporation (and its Subsidiaries) and Vianet will not take any action, refrain from taking any action, or permit any action to be taken or not taken, inconsistent with this Agreement or which might reasonably be expected to, directly or indirectly, interfere with or adversely affect the consummation of the Arrangement;

          (s) the Corporation will, except for proxies and other non-substantive communications with Securityholders and holders of Convertible Debentures, furnish promptly to Vianet a copy of each material notice, report, schedule or other document or communication delivered, filed or received by the Corporation in connection with the Arrangement, the Special Meeting, the Debentureholders Special Meeting or any other meeting of the Corporation's security holders or class of security holders which all such holders, as the case may be, are entitled to attend, any material filings under applicable laws and any material dealings with regulatory agencies in connection with, or in any way affecting, the transactions contemplated herein;

          (t) the Corporation will, subject to the approval of the Arrangement at the Special Meeting and Debentureholders Special Meeting (or by written resolution of the Convertible Debentureholders) in accordance with the provisions of the Interim Order, as soon as practicable, but in any event not later than May 17, 1999 file, proceed with and diligently prosecute an application for the Final Order;

          (u) the Corporation will comply with the terms of the Final Order and, subject to the receipt of the Final Order and satisfaction or waiver of the conditions set out in Schedule D, will file Articles of Arrangement and such other documents as may be required to give effect to the Arrangement with the Director in order for the Arrangement to become effective on or before May 19, 1999;

          (v) the Corporation shall use commercially reasonable efforts to obtain approval in writing for the Arrangement within five (5) days from the date hereof from shareholders who in aggregate hold not less than twenty-five (25) million common shares of the Corporation and from the holders of Existing Options described in Schedule G, such approval to be in the form of a written agreement in form and substance satisfactory to Vianet and to which Vianet shall be a party and pursuant to which each such Person shall, among other things, (i) agree to vote to approve the Arrangement at the Special Meeting and appoint Vianet or such Person as Vianet may designate as such Securityholder's proxy for such meeting to vote in the foregoing manner and in respect of all other matters considered at the Special Meeting or any adjournment or extension thereof and appoint Vianet or any such Person as Vianet may designate as such Securityholder's attorney-in-fact and agent for, in the name of and on behalf of the Securityholder to vote the Securityholder's Common Shares or Existing Options, as the case may be, at the Special Meeting and (ii) agree to vote to approve the Arrangement in such manner and form and by such date as may be satisfactory to The Toronto Stock Exchange in order to obtain such approvals and consents as may be necessary or desirable to obtain from The Toronto Stock Exchange in connection with the Arrangement; and

          (w) the Corporation shall use commercially reasonable efforts to obtain approval in writing for the Arrangement within five (5) days from the date hereof from holders of 75% of the principal amount of Convertible Debentures, such approval to be in the form of a written agreement in form and substance satisfactory to Vianet and to which Vianet shall be a party and pursuant to which such holders of the Convertible Debentures shall, among other things, agree to vote to approve the Arrangement at the Debentureholders Special Meeting, or in the written resolution of the
     holders  of  the  Convertible   Debentures  to  consider  and  approve  the
     Arrangement and appoint Vianet or such Person as Vianet may designate as such holder of Convertible Debentures' proxy for such meeting to vote in the foregoing manner and in respect of all other matters considered at such meeting or any adjournment or extension thereof and appoint Vianet or any such Person as Vianet may designate as such holder of Convertible Debentures' attorney-in-fact and agent for, in the name of and on behalf of such holder of Convertible Debentures, to exercise such holder of the Convertible Debentures' right to vote at such meeting or in respect of such written resolution.

          (x) subject to Section  4.1(y),  as soon as practicable  following the
     Arrangement, Vianet shall file with the U.S. Securities and Exchange Commission registration statements relating to the common shares of Vianet
     (i) issued pursuant to the Arrangement (to the extent necessary or desirable) and (ii) issuable upon exercise of the options and warrants issued by Vianet pursuant to the Arrangement to holders of Existing Options and Vianet shall use commercially reasonable efforts to make such registration statement effective as soon as practicable after the filing thereof unless in the reasonable opinion of Vianet, acting in good faith, it is unlikely that such a registration statement would be made effective;

          (y) provided that a registration statement has not been filed pursuant to Section 4.1(x), the first registration statement filed by Vianet with the U.S. Securities and Exchange Commission following the Arrangement (in addition to possibly relating to other securities of Vianet) shall relate to the common shares of Vianet (i) issued pursuant to the Arrangement (to the extent necessary or desirable) and (ii) issuable upon exercise of the options and warrants issued by Vianet pursuant to the Arrangement to holders of Existing Options and Vianet shall use commercially reasonable efforts to make such registration statement effective in respect of such common shares of Vianet unless in the reasonable opinion of Vianet, acting in good faith, it is unlikely that such a registration statement would be made effective; and

          (z) Vianet will use commercially reasonable efforts to have its common shares authorized for quotation on The Nasdaq Small Cap Market as soon as practicable following the Arrangement.

     4.2 Defence of Proceedings. Each of Vianet and the Corporation shall vigorously defend, or cause to be defended, any lawsuits or other legal proceedings brought against it or any of its affiliates challenging this Agreement or the completion of all or part of the Arrangement. None of Vianet or the Corporation shall settle or compromise any claim brought in connection with the Arrangement prior to the Effective Date by Persons that are or purport to be holders of any of its securities without prior consultation with the other.

     4.3 Business in the Ordinary Course. Prior to the Effective Date, unless Vianet shall otherwise agree in writing (such agreement not to be unreasonably withheld) or as otherwise expressly contemplated or permitted by this Agreement, the Corporation shall (and shall cause each of its Subsidiaries to) conduct its and their respective businesses in the ordinary course of business consistent with past practice. Without limitation, the Corporation shall:

          (a) not, and shall cause each of its Subsidiaries to not, do or permit to occur any of the following (directly or indirectly) outside of the ordinary course of business consistent with past practice, except to the extent necessary to give effect to obligations under this Agreement or otherwise existing as at February 12, 1999:

               (i) issue, sell, pledge, lease, dispose of, encumber or agree to issue, sell, pledge, dispose of or encumber:

                    (A) any securities, including, for greater certainty, options or stock appreciation rights (other than the issuance of Common Shares upon the exercise of the Existing Options or conversion of the Convertible Debentures or the Convertible
               Note); or

                    (B) any material assets;

               (ii) amend or propose to amend articles or by-laws of the Corporation or any of its Subsidiaries;

               (iii) declare or make any distribution (in cash, securities or other property) in respect of any securities, other than payments required to be made in respect of the Convertible Debentures, the Convertible Note and existing credit facilities;

               (iv) redeem, purchase or offer to purchase any securities;

               (v) reorganize, amalgamate or merge with any other Person (other than as contemplated hereby);

               (vi) reduce its stated capital;

               (vii) acquire or agree to acquire (by a merger, amalgamation, acquisition of stock or assets or otherwise) any Person;

               (viii) incur, or commit to incur, otherwise than under current operating lines of credit, (i) any indebtedness for borrowed money (except as contemplated hereunder) or (ii) any obligations for capital expenditures (other than $50,000 per month for research and development and demonstration equipment on the premises of the Corporation or its clients) without the prior written consent of Vianet, which shall not be unreasonably withheld; or

               (ix) enter into or modify any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this
          Section 4.3(a);

          (b) not, and shall cause each of its Subsidiaries to not, except in the ordinary course of business and consistent with past practice or as contemplated herein:

               (i) without the approval of Vianet, enter into or modify any employment, severance, collective bargaining or similar agreements or arrangements with, or grant any salary increases, severance or termination pay to, any officers or directors other than pursuant to agreements in effect as at February 12, 1999 or pursuant to ongoing labour negotiations;

               (ii) in the case of employees who are not officers or directors, take any action with respect to the grant of any bonuses, salary increases, severance or termination pay other than pursuant to agreements and policies in effect as at February 12, 1999; or

               (iii) adopt or amend any bonus, profit sharing compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee except to enable Common Shares issued or issuable thereunder to vest and be voted at the Special Meeting.

          (c) use its commercially reasonable efforts to cause the current insurance policies of it and its Subsidiaries not to be cancelled or terminated or any other coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance companies of nationally recognized standing providing coverage substantially equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect; and

          (d) use its commercially reasonable efforts, and cause each of its Subsidiaries to use its commercially reasonable efforts to preserve intact their respective business organizations and goodwill, to keep available the services of their respective officers and employees as a group and to maintain satisfactory relationships with suppliers, distributors, customers and others with whom they have business relationships.

     4.4 Access to Information. The Corporation shall, and shall cause its Subsidiaries and the officers, directors, employees and agents of it and its Subsidiaries to, provide to Vianet and its officers, employees and agents complete access at all reasonable times and on reasonable notice to the respective businesses, properties, assets, officers, employees, agents, books and records (including all financial, operating, personnel, compensation, tax and other data and information) of the Corporation and its Subsidiaries as Vianet or its respective officers, employees or agents, may reasonably request.

5. Commitment to the Transaction.

     5.1 Other Proposals.

          (1) The Corporation shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its Subsidiaries, solicit or encourage (including by way of furnishing non-public information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals regarding any merger, amalgamation, arrangement, take-over bid, sale of substantial assets, sale of treasury shares or similar transactions or any financings which individually or in aggregate are in excess of Cdn.$1,000,000 involving the Corporation or any Subsidiaries of the Corporation (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"). Subject to compliance with Section 5.2, nothing contained in this Section 5.1 or other provision of this Agreement shall prevent the board of directors of the Corporation from responding to, considering, negotiating, approving and recommending to the shareholders of the Corporation an unsolicited bona fide written Acquisition Proposal for which adequate financial arrangements have been made, which the board of directors of the Corporation determines in good faith (after consultation with its financial advisors, and after receiving a written opinion of outside counsel, or advice of outside counsel that is reflected in the minutes of the board of directors of the Corporation, to the effect that the board of directors is required to do so in order to discharge properly its fiduciary duties) would, if consummated in accordance with its terms, result in a transaction more favorable to the shareholders of the Corporation than the Arrangement (any such Acquisition Proposal being referred to herein as an "Alternative Proposal").

          (2) The Corporation shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Vianet) with respect to any actual or potential Acquisition Proposal. The Corporation agrees not to release any third party from any confidentiality or standstill agreement to which the Corporation and such third party is a party.

          (3) The Corporation shall notify Vianet of any existing Acquisition Proposals and shall within one business day thereafter, notify Vianet of any future Acquisition Proposal or any request for non-public information relating to the Corporation or any of its Subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Corporation or any Subsidiary by any Person that, to the knowledge of the Corporation, informs any member of the board of directors of the Corporation or its Subsidiaries that it is considering making, or has made, an Acquisition Proposal. Such notice to Vianet shall be made, from time to time, orally and in writing and shall indicate such details of the proposal, inquiry or contact known to such Person as Vianet may reasonably request including the identity of the Person making such proposal, inquiry or contact.

          (4) If the board of directors of the Corporation receives an unsolicited request for material non-public information from a party who proposes to the Corporation a bona fide Acquisition Proposal and the board of directors of the Corporation determines that such proposal is an Alternative Proposal pursuant to Section 5.1, then, and only in such case, the Corporation may, subject to the execution of a confidentiality agreement, provide such party with access to information regarding the Corporation.

          (5) The Corporation shall ensure that the officers, directors and employees of the Corporation and its Subsidiaries and any investment bankers or other advisors or representatives retained by the Corporation are aware of the provisions of this Section, and the Corporation shall be responsible for any breach of this Section 5.1 by such bankers, advisors or representatives.

     5.2 Right of First Refusal. The Corporation covenants that neither the board of directors of it or its Subsidiaries will approve or recommend to its shareholder(s), and neither it nor any of its Subsidiaries will enter into any agreement regarding, an Alternative Proposal (the "Proposed Alternative
Transaction") without providing Vianet with an opportunity to amend this Agreement to provide for substantially similar or equivalent terms to those included in the Proposed Alternative Transaction. In particular, the Corporation covenants to provide Vianet with a copy of any Proposed Alternative Transaction as executed by the party making the proposal, at least 5 days prior to its proposed execution by the Corporation or any of its Subsidiaries. In the event Vianet agrees to amend this Agreement as provided above, the Corporation covenants to not enter into the Proposed Alternative Transaction.

6.        Expenses

     6.1 Reimbursement Expenses. If:

          (a)  the  board  of  directors  of  the  Corporation  or  any  of  its
     Subsidiaries approves or recommends to its Shareholder(s), or the Corporation or any of its Subsidiaries enters into, a Proposed Alternative Transaction prior to the Closing Date; or

          (b) the Corporation consummates any transactions relating to an Acquisition Proposal prior to the sixth month anniversary of February 12, 1999;

then, unless this Agreement is terminated pursuant to Section 7.1(a), the Corporation shall pay or cause to be paid to Vianet (or as it may direct) on the day the circumstances in clause (a) occur (if the circumstances in clause (a) occur) or on or prior to the consummation of any transactions relating to an Acquisition Proposal (if the circumstances in clause (b) occur), a fee equal to Cdn.$1,000,000 by bank draft in full and final satisfaction of a genuine pre-estimate of Vianet's opportunity cost and all direct and indirect costs and expenses paid or accrued by Vianet in connection with, relating to or arising from the proposed Arrangement and all prior matters culminating in entering into this Agreement and all ancillary matters including, all costs, fees and expenses incurred in connection with financing arrangements pertaining to the Arrangement and for its investment advisors and counsel. The Corporation agrees that the fee is a genuine pre-estimate of the foregoing costs and expenses and not a penalty. The Corporation shall not be liable to Vianet for any other direct or indirect costs or expenses paid or accrued by Vianet in connection with the Arrangement. This Section 6.1 is in addition and not in substitution of any other rights and remedies which may be available to Vianet.

7.        Termination of Agreement

     7.1 Termination by Vianet. This Agreement may be terminated by Vianet at any time before the Effective Date:

          (a) with the written agreement of the Corporation;

          (b) if the Arrangement has not been completed by the Closing Date;

          (c) if it becomes apparent that, one or more of the conditions for the benefit of Vianet in Schedule C cannot be satisfied and will not be waived by Vianet prior to the Closing Date; or

          (d) the board of directors or shareholders of the Corporation votes in favor of an Alternative Proposal prior to the Closing Date or any senior officer of the Corporation expresses its support for an Alternative Proposal prior to the Closing Date.

     7.2 Termination by Corporation. This Agreement may be terminated by the Corporation at any time before the Effective Date:

          (a) with the written agreement of Vianet;

          (b) if the Arrangement have not been completed by the Closing Date;

          (c) if it becomes apparent that one or more of the conditions for the benefit of the Corporation in Schedule D cannot be satisfied and will not be waived by the Corporation prior to the Closing Date; or

          (d) the Corporation makes a payment to Vianet pursuant to Section 6.1 and repays all amounts owing by the Corporation to Vianet at the time of termination (including, the indebtedness of the Corporation to Jeremy Posner which was assigned by Jeremy Posner to Vianet, which indebtedness is evidenced by a Promissory Note issued by the Corporation to Jeremy Posner in the principal amount of US$530,000 and dated December 12, 1997); or

          (e) Vianet does not make the Priority Advance and all of the conditions precedent in Section 9 of Schedule B and Sections (i), (j), (k),
     (l), (q), (s), (t) and (u) of Schedule C (as they relate to the Priority Advance and as of the date of the Priority Advance) have been satisfied.

     7.3 Notice of Termination. If any Party proposes to terminate this Agreement pursuant to Sections 7.1(c), in the case of Vianet, or 7.2(c), in the case of the Corporation, it shall provide five days prior notice to the other Party of its intention to do so, so as to permit that Party the opportunity to provide reasonable satisfaction to such Party that the specified condition precedent can be satisfied.

     7.4 Obligations upon Termination. In the event of the termination of this Agreement hereunder, this Agreement, except for Section 8 and the payment obligations in Section 6, shall become void and of no further force and effect and there shall be no liability on the part of any Party hereto or their respective officers and directors, except to the extent that any such Party is in default of any of its obligations hereunder.

8.        Confidentiality and Public Disclosure

     8.1 Confidential Information. Except as required by this Agreement or the Legislation, this Agreement shall be kept strictly confidential and none of Vianet or the Corporation shall make any public announcement or statement with respect to this Agreement or the Arrangement without the approval of each other Party, which approval:

          (a) shall not be unreasonably withheld;

          (b) may be oral; and

          (c) may be given on behalf of a Party by its counsel.

         The Parties shall consult with the other as to the timing and wording of press releases or other disclosure required by the Legislation relating to the Arrangement. Notwithstanding the foregoing, the Parties shall be entitled to describe this Agreement and provide copies thereof to Agencies, their respective boards of directors, entities whose approvals are required in connection with the matters contemplated hereby and to those employees, bankers and professional advisors that need to know details about this Agreement in order for the Parties to perform their covenants or satisfy the conditions set out in this Agreement.

     8.2 Idem. Each of the Parties shall (and shall cause each of its Representatives (as defined below) to) hold in strictest confidence and not use in any manner, other than as expressly contemplated by this Agreement, any Confidential Information (as defined below).

         For the purposes of this Section 8.2:

          (a) "Confidential Information" at any time means any and all confidential information disclosed by one Party or its Representatives to the other in connection herewith but not including any information that has become generally available to the public other than as a result of a disclosure by the recipient or any of its Representatives in contravention hereof.

          (b) "Representatives" means in respect of each of the Parties, its affiliates and their respective directors, officers, employees, agents and other representatives and advisers.

9.        General Provisions

     9.1 Assignment by Vianet. This Agreement shall enure to the benefit of and be binding on the Parties and their respective successors and assigns. The Corporation acknowledges and agrees that (a) prior to the Arrangement becoming effective, Vianet Delaware may amalgamate, merge or enter into a business combination or arrangement with another corporation (the "Pre-arrangement Transaction"), which corporation is "public corporation" in the United States of America or Canada and (b) such other corporation may be a successor to Vianet and its rights and obligations and representations and warranties hereunder or such other corporation may assume Vianet's obligations and representations and warranties hereunder and be the assignee of Vianet's rights and benefits hereunder. In the event a Pre-arrangement Transaction is effected and such other corporation is not a successor to Vianet by operation of law as a result of the Pre-arrangement Transaction, all references herein to Vianet shall be read as references to such other corporation and Vianet shall have no rights or obligations or representations and warranties hereunder whatsoever upon the Pre-arrangement Transaction being effected; provided Vianet has provided written notice to the Corporation regarding such substitution of such other corporation for Vianet. Vianet may also assign its rights and obligations and representations and warranties under this Agreement to one or more affiliates. This Agreement shall not otherwise be assignable by any Party.

     9.2 Binding Effect. This Agreement shall be binding upon and shall enure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

     9.3 Expenses. Except as otherwise expressly provided in this Agreement, each Party to this Agreement shall pay its own expenses incurred in connection with this Agreement and the completion of the transactions contemplated hereby. For greater certainty, the Corporation may be obligated to pay the fees and expenses of an independent financial advisor in connection herewith and the Independent Legal Advisor in connection with the Arrangement, which fees and expenses are not expected to exceed $50,000 in the aggregate.

     9.4 Time. Time shall be of the essence of this Agreement in each and every matter or thing herein provided.

     9.5 Non-Merger. Except where otherwise indicated, the covenants contained in this Agreement shall survive its execution and delivery and the closing of the transactions contemplated herein and the representations and warranties contained herein shall survive for a period of three years from February 12, 1999 except for the representations and warranties which relate to incorporation of a Person, due authorization of this Agreement, the enforceability of obligations under this Agreement, title matters or intellectual property matters, which will survive indefinitely. No investigation by or on behalf of any Party shall mitigate, diminish or affect the representations and warranties made by any other Party.

     9.6 Notices.

          (1) Each Party shall give prompt notice to the other of:

               (a) the occurrence or failure to occur of any event, which occurrence or failure causes, or could reasonably be expected to cause any representation or warranty on its part contained in this Agreement to be untrue or inaccurate in any respect at any time from February 12, 1999 to the Effective Date; and

               (b) any failure of such party, or any officer, director, employee or agent thereof to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

          (2) Vianet agrees that any notice given by it to Securityholders or holders of Convertible Debentures pursuant to or in connection with the Arrangement shall concurrently be provided to the Corporation and its counsel.

          (3) Any notice or other communication required or permitted to be given hereunder shall be sufficiently given if delivered in person or if sent by facsimile transmission (provided such transmission is confirmed):

               (a) in the case of Vianet, to the following address:

Vianet Technologies, Inc.
83 Mercer Street
New York, NY 10012
Facsimile No.: (212) 966-1735
Attention: Messrs. Peter Leighton and Jeremy Posner

with a copy to

Chaiton & Chaiton
185 Sheppard Avenue West
Toronto, Ontario
M2N 1M9
Facsimile No.: (416) 218-1838
Attention: Harvey Tanzer

               (b) in the case of the Corporation, to the following address:

Develcon Electronics Ltd.
18 Dyas Road
Toronto, Ontario
M3B 1V5
Facsimile No.: (416) 385-1592
Attention: Geoffrey H. Bennett

with a copy to

Lawson Lundell Lawson & McIntosh
1600-925 West Georgia Street
Vancouver, British Columbia
V6C 3L2
Facsimile No.: (604) 669-1620
Attention: Jerrold W. Schramm

or at such other address as the Party to which such notice or other communication is to be given has last notified the party giving the same in the manner provided in this Section, and if so given the same shall be deemed to have been received on the date of such delivery or sending.

     9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein (excluding any conflict of laws, rule or principle which might refer such construction to the laws of another jurisdiction). Each party hereto irrevocably submits to the non-exclusive jurisdiction of the courts of Ontario with respect to any matter arising hereunder or related hereto.

     9.8 Injunctive Relief. The Parties hereto agree that the remedy at law for any breach of the provisions of this Agreement will be inadequate and that the Party that is not in breach, on any application to a court, shall be entitled to temporary and permanent relief, specific performance and any other equitable relief against the other Party.

     9.9 Currency. Except as expressly indicated otherwise, all sums of money referred to in this Agreement are expressed and shall be payable in Canadian dollars. All payments shall be in immediately available funds.

     9.10 Definitions. For the purposes of this Agreement, those terms defined in Schedule A shall have the meanings attributed to them in that Schedule.

     9.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     9.12 Entire Agreement. The Schedules hereto form an integral part of this Agreement. This Agreement constitutes the entire obligation of the Parties with respect to the subject matter hereof and shall supersede any prior expression of interest or understandings with respect to the subject matter hereof and shall supersede any prior expression of interest or understandings with respect to the transactions contemplated hereby. For greater certainty, none of the Parties makes any representation or warranty, express or implied, except as set forth herein. This Agreement may be amended only by an instrument in writing signed by the Parties.

     9.13 Further Assurances. Each of the Parties shall do, and Vianet shall cause Subco to do and the Corporation shall cause its Subsidiaries to do, all acts and things (including, executing appropriate documents) reasonably necessary to give full effect to the transactions contemplated in this Agreement.

     9.14  Counterparts.   This  Agreement  may  be  signed  in  any  number  of
counterparts.


     IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first written above.

VIANET TECHNOLOGIES, INC.


/s/ Jeremy Posner

By: (Signed) JEREMY POSNER


DEVELCON ELECTRONICS LTD.


/s/ Geoffrey H. Bennett

By: (Signed) GEOFFREY H. BENNETT

                                   SCHEDULE B
                                PRIORITY ADVANCE

         Vianet will advance to the Corporation the sum of Cdn.$1,500,000 (the "Loan") on the following terms and conditions:

     1. Lender: Vianet Technologies Inc., New York, New York

     2. Borrower: Develcon Electronics Ltd.

     3. Instrument: Promissory Note issued pursuant to a loan agreement and secured by a General Security Agreement

     4. Priority: Prior to the Arrangement becoming effective the Loan will rank in priority to all other secured indebtedness of the Corporation, other than the existing indebtedness of the Corporation which is secured by a charge against a non-material portion of the assets of the Corporation and the operating line of credit provided to the Corporation by the Royal Bank of Canada in the maximum amount of Cdn.$500,000. Following the Arrangement becoming effective, unless and until Vianet enters into such transactions or arrangements pursuant to which it will receive equity from Amalco equal to all amounts outstanding under all loans from Vianet to the Corporation (including interest thereon), the loans from Vianet to the Corporation (including interest thereon) will be postponed and subordinated to the existing loans from each of EMAC Limited and Royal Bank Capital Corporation to the Corporation.

     5. Term: The outstanding principal together with all accrued and unpaid interest thereon and any other costs or expenses in relation thereto shall be due and payable on the earlier of (i) five (5) years from the date of advance or
(ii) repayment to Royal Bank Capital Corporation of its loan of $1,500,000 to the Corporation dated November 2, 1995 or (iii) the occurrence of an "Event of Default", as defined in the above-noted loan agreement, which shall include:

          (a) termination of this Agreement by either Vianet or the Corporation in accordance with Section 7.1 or 7.2 hereof, respectively;

          (b) failure to pay when due, whether by acceleration or otherwise, any and all amounts owing under the above-noted loan agreement; and

          (c) a demand for repayment by a secured creditor as a result of a default of an obligation to that secured creditor.

     6.  Interest:  The prime rate of  interest of Royal Bank of Canada plus two
(2) per cent per annum, compounded quarterly, interest payable quarterly.

     7. In the event that, within the term of the Loan and before completion of the Arrangement, the Corporation consummates any transactions relating to an Acquisition Proposal, the full amount of the principal and the interest then outstanding will be immediately payable.

         The Loan is subject to due diligence review, but is intended to close as soon as possible with a target date of not later than five (5) days from the date of this Agreement.

         Conditions Precedent:

         Conditions precedent to making the Loan shall include:

          (a) all secured creditors of the Corporation, other than Royal Bank of Canada and entities holding charges against non-material portions of the assets of the Corporation agreeing in writing that Vianet's security in respect of the Loan shall rank in advance of their secured indebtedness from the Corporation;

          (b) the execution and delivery of the agreements described in Sections 4.1(v) and (w) of this Agreement within five (5) days of the date of this Agreement;

          (c) the Corporation and Vianet entering into a loan agreement in respect of the Loan;

          (d) the rescheduling of the payment terms of the secured loan made by Neil Jamieson to the Corporation evidenced by a promissory note issued by the Corporation in favor of Neil Jamieson in the principal amount of Cdn.$750,000 dated December 2, 1997; and

          (e) all of the documents and instruments to be entered into in connection with the Loan and in connection with those matters described above shall be in form and substance satisfactory to Vianet, acting reasonably.

                                   SCHEDULE C
                      CONDITIONS FOR THE BENEFIT OF VIANET

     The obligations of Vianet to complete the Arrangement shall be subject to the fulfilment by the Corporation, or the waiver by Vianet, of the following conditions, each of which is for the exclusive benefit of Vianet and may be waived by Vianet at any time, in whole or in part, in its sole discretion without prejudice to any other rights that it may have:

          (a) a plan of arrangement reflecting the material terms of the Plan of Arrangement, in form and substance satisfactory to the Parties, shall have been agreed to by the Parties prior to the Interim Order being granted;

          (b) if Vianet so desires, the Plan of Arrangement in the form attached hereto as Schedule H shall have been amended in a manner satisfactory to Vianet, acting reasonably, including, to provide for the exchange or conversion of securities held by Convertible Debentureholders and Securityholders to securities of a kind and quantity provided for in
     Section 3.1 of the Plan of Arrangement in an alternative manner to that described therein or to take into consideration a Pre-Arrangement Transaction;

          (c) the Interim Order shall have been granted in form and substance satisfactory to each of the Parties, acting reasonably, on or before April 15, 1999 and shall have not been set aside or modified in a manner unacceptable to such Parties on appeal or otherwise;

          (d)  resolutions,  in each case in form and substance  satisfactory to each of the Parties, acting reasonably, have been passed by the Securityholders at the Special Meeting, on or before May 11, 1999, duly approving the Arrangement in accordance with the Interim Order;

          (e) resolutions, in form and substance satisfactory to each of the Parties, acting reasonably, shall have been passed by the Convertible Debentureholders at the Debentureholders Special Meeting (or by written resolution), on or before May 11, 1999, duly approving the Arrangement in accordance with the Interim Order;

          (f) the Final Order shall have been granted in form and substance satisfactory to each of the Parties, acting reasonably, on or before May 19, 1999 and shall have not been set aside or modified in a manner unacceptable to such Parties on appeal or otherwise;

          (g) the Articles of Arrangement relating to the Arrangement shall be in form and substance satisfactory to each of the Parties, acting reasonably;

          (h) the Arrangement shall become effective on or before May 21, 1999;

          (i) the board of directors of the Corporation shall have made, and shall not have modified or amended or withdrawn, in any respect, an affirmative recommendation in the Information Circular that the Securityholders and Convertible Debentureholders approve the Arrangement;

          (j) holders of not more than 2% of the issued and outstanding Common Shares (after the conversion of the Convertible Debentures as contemplated by Section 3.1(a) of the Plan or Arrangement) and no other holder of securities of the Corporation shall have exercised rights of dissent in relation to the Plan of Arrangement and the Corporation shall have provided to Vianet the certificates of two officers of the Corporation certifying on the Effective Date the number of Common Shares in respect of which, to their knowledge, the holders have exercised their rights of dissent;

          (k) there shall not exist any prohibition at law against any of the Corporation, Subco or Vianet consummating the Arrangement;

          (l) all necessary corporate action shall have been taken by the Corporation to authorize the execution and delivery of this Agreement and the consummation of the Priority Advance and the Arrangement;

          (m) the agreements described in Sections 4.1(v) and (w) have been executed and delivered by all parties;

          (n) all consents, orders, approvals and authorizations (including, all Agency approvals) that are necessary or desirable in connection with the Arrangement and Priority Advance shall have been obtained on terms satisfactory to Vianet;

          (o) the Corporation shall have performed in all material respects the obligations to be performed by it under this Agreement on or before the Effective Date;

          (p) the representations and warranties of the Corporation set forth in this Agreement shall be true and correct in all respects on and as of the Effective Date (as if made on and as of that date) except as affected by transactions contemplated or permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date;

          (q) no judgment or order shall have been issued by any Agency, no action, suit or proceeding shall have been threatened or taken or be outstanding before or by any Agency or Person in Canada or elsewhere, and no law, regulation or policy shall have been proposed, enacted, or promulgated or applied,

               (i) which could reasonably be expected to have the effect to cease trade, enjoin, prohibit or impose material limitations or conditions on the completion of the Arrangement, or

               (ii) that, if the Arrangement were completed, could reasonably be expected to be Materially Adverse to either Vianet, the Corporation or its Subsidiaries or Amalco;

          (r) Vianet shall have received a legal opinion from legal counsel to the Corporation, in form and substance acceptable to Vianet and its legal counsel, acting reasonably;

          (s)  all  documents  to  be  entered  into  in  connection   with  the
     Transactions shall be in form and substance satisfactory to Vianet, acting reasonably;

          (t) Vianet shall have conducted and completed its investigation of the Corporation and its Subsidiaries, their respective businesses and assets, and Vianet, in its sole discretion, shall have been satisfied in all respects with the results of such investigation and shall not have determined, acting reasonably, not to proceed with the Transactions on the basis of such investigation;

          (u) there shall not have been any change, condition, event or occurrence that, individually or in the aggregate, has been, or could reasonably be expected to be, Materially Adverse to the Corporation or its Subsidiaries (including any decision to implement such a change made by the board of directors of the Corporation or any of its Subsidiaries or senior management of the Corporation or any of its Subsidiaries who believe that confirmation of the decision by the board of directors of the Corporation is probable);

          (v) there shall not have been any change, condition, event or occurrence beyond the control of Vianet or Subco that, individually or in the aggregate, has been, or could reasonably be expected to be, Materially Adverse to Vianet or Subco;

          (w) there shall not have occurred, developed or come into effect or existence any event, action, state, condition or financial occurrence of national or international consequence or any law, regulation, action, government regulation, inquiry or other occurrence of any nature whatsoever that is or could reasonably be expected to be Materially Adverse to the financial, banking or capital markets conditions in Canada or the United States generally, or the financial condition, business, operations, assets, affairs or prospects of Vianet, Subco, the Corporation and its Subsidiaries or Amalco (subsequent to completion of the Arrangement);

          (x) the Information Circular shall contain a recommendation of the board of directors of the Corporation that the holders of Common Shares and Existing Options approve at the Special Meeting the Arrangement; and, that the holders of the Convertible Debentures approve the Arrangement at the Debentureholders Special Meeting (or by written resolutions);

          (y) subject to obtaining such rulings, consents and approvals and making such filings and payments as may be necessary or desirable, the issuance by Vianet of common shares to the then shareholders of the Corporation in connection with the Arrangement and the issuance by Vianet of common shares pursuant to the exercise on or after the Effective Date of options or warrants issued to holders of Existing Options pursuant to the Arrangement shall be exempt from registration and prospectus requirements in those provinces of Canada in which holders thereof reside at the time of the Arrangement and, subject to obtaining such rulings, consents and approvals and making such filings and payments as may be necessary or desirable, the first trade of the shares of Vianet received by any such holder will not be subject to any statutory hold period under the Canadian provincial securities legislation where such holder resides provided that the first trade by such holder is made in compliance with the provisions of such securities legislation, that such holder is not a "control person" and that no unusual effort is made to prepare the market for any such sale or create a demand for such securities and no extraordinary commission or consideration is paid in respect thereof;

          (z) the issue of common shares of Vianet pursuant to the Arrangement is exempt from the registration requirements of Section 5 of the (U.S.) Securities Act of 1933 and the issuance of common shares by Vianet on the exercise of options or warrants received upon the Arrangement becoming effective by the holders of Existing Options will be exempt from the registration requirements of Section 5 of the (U.S.) Securities Act of 1933 or included in an effective registration statement unless in the reasonable opinion of Vianet, acting in good faith, it is unlikely that such a registration statement would be made effective;

          (aa)  any  required   approvals  or  exemption  orders  of  securities
     administrators   (including,   state,   provincial  or  federal  and  stock
     exchanges) shall have been obtained;

          (ab) there shall have been authorized for quotation on the Nasdaq OTC Bulletin Board, at least 14 days prior to the Arrangement subject to official notice of issuance and other normal conditions, the common stock of Vianet;

          (ac) all outstanding employment arrangements with Geoffrey H. Bennett, Fran Sanda, R. Bruce Brydon, Michael Galca and Douglas Lindner shall be on terms satisfactory to Vianet; and

          (ad) to the extent that a "fairness opinion" is necessary or advisable in connection with the Arrangement, the board of directors of the Corporation shall have received a "fairness opinion" advising that the relevant aspects of the Arrangement are fair from a financial point of view to the Securityholders and the holders of the Convertible Debentures.

                                   SCHEDULE D
                  CONDITIONS FOR THE BENEFIT OF THE CORPORATION

         The obligations of the Corporation to complete the Arrangement shall be subject to the fulfilment by Vianet, or the waiver by the Corporation, of the following conditions, each of which is for the exclusive benefit of the Corporation and may be waived by the Corporation at any time, in whole or in part, in its sole discretion without prejudice to any other rights that it may have:

          (a) a plan of arrangement reflecting the material terms of the Plan of Arrangement, in form and substance satisfactory to the Parties, shall have been agreed to by the Parties prior to the Interim Order being granted;

          (b) the Interim Order shall have been granted in form and substance satisfactory to each of the Parties, acting reasonably, on or before April 15, 1999 and shall have not been set aside or modified in a manner unacceptable to such Parties on appeal or otherwise;

          (c) resolutions, in each case in form and substance satisfactory to each of the Parties, acting reasonably, shall have been passed by the Securityholders at the Special Meeting, on or before May 11, 1999, duly approving the Arrangement in accordance with the Interim Order;

          (d) resolutions, in each case in form and substance satisfactory to each of the Parties, acting reasonably, shall have been passed by the Convertible Debentureholders at the Debentureholders Special Meeting (or by written resolution), on or before May 11, 1999, duly approving the Arrangement in accordance with the Interim Order;

          (e) the Final Order shall have been granted in form and substance satisfactory to each of the Parties, acting reasonably, on or before May 19, 1999 and shall have not been set aside or modified in a manner unacceptable to such Parties on appeal or otherwise;

          (f) the Articles of Arrangement relating to the Arrangement shall be in form and substance satisfactory to each of the Parties, acting reasonably;

          (g) the Arrangement shall become effective on or before May 21, 1999;

          (h) there shall not exist any prohibition at law against any of the Corporation, Subco or Vianet consummating the Arrangement;

          (i) all necessary corporate action shall have been taken by Vianet to authorize the execution and delivery of this Agreement and the consummation of the Priority Advance and the Arrangement;

          (j) all consents, orders, approvals and authorizations (including, all Agency approvals) that are necessary or desirable to be obtained in connection with the Arrangement and Priority Arrangement shall have been obtained;

          (k)  Vianet  shall  have  performed  in  all  material   respects  the
     obligations to be performed by it under this Agreement on or before the Effective Date;

          (l) the representations and warranties of Vianet set forth in this Agreement shall be true and correct in all respects on and as of the Effective Date (as if made on and as of such date) except as affected by the transactions contemplated or permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date;

          (m) no judgment or order shall have been issued by any Agency, no action, suit, or proceeding shall have been threatened or taken or be outstanding before or by any Agency or Person in Canada or elsewhere, and no law, regulation or policy shall have been proposed, enacted, or promulgated or applied,

               (i) which could reasonably be expected to have the effect to cease trade, enjoin, prohibit or impose material limitations or conditions on the completion of the Arrangement, or

               (ii) that, if the Arrangement were completed, could reasonably be expected to be Materially Adverse to either Vianet, Subco, the Corporation or its Subsidiaries;

          (n) the Corporation shall have received a legal opinion from legal counsel to Vianet, in form and substance acceptable to the Corporation and its legal counsel, acting reasonably to the effect that, among other things, the issuance by Vianet of common shares to the then shareholders of the Corporation in connection with the Arrangement and the issuance by Vianet of common shares pursuant to the exercise of options or warrants issued to holders of Existing Options pursuant to the Arrangement is exempt from the registration and prospectus requirements of the Province of Ontario;

          (o) there shall not have been any change, condition, event or occurrence that, individually or in the aggregate, has been, or could reasonably be expected to be, Materially Adverse to Vianet or Subco (including any decision to implement such a change made by the board of directors of Vianet or Subco or senior management of Vianet or Subco who believe that confirmation of the decision by the board of directors of Vianet or Subco is probable);

          (p) there shall not have occurred, developed or come into effect or existence any event, action, state, condition or financial occurrence of national or international consequence or any law, regulation, action, government regulation, inquiry or other occurrence of any nature whatsoever that is or could reasonably be expected to be Materially Adverse to the financial, banking or capital markets conditions in Canada or the United States generally, or the financial condition, business, operations, assets, affairs or prospects of Vianet, Subco or Amalco (subsequent to the completion of the Arrangement);

          (q) the issue of common shares of Vianet pursuant to the Arrangement is exempt from the registration requirements of Section 5 of the (U.S.) Securities Act of 1933 and the issuance of common shares by Vianet on the exercise of options or warrants received upon the Arrangement becoming effective by the holders of Existing Options will be exempt from the registration requirements of Section 5 of the (U.S.) Securities Act of 1933 or included in an effective registration statement;

          (r) the Transactions, as proposed or with any amendment acceptable to the Corporation, shall have been approved by the board of directors of the Corporation;

          (s) there shall have been authorized for quotation on the Nasdaq OTC Bulletin Board, at least 14 days prior to the Arrangement subject only to official notice of issuance and other normal conditions, the common stock of Vianet;

          (t) to the extent that a "fairness opinion" is necessary or advisable in connection with the Arrangement, the board of directors of the Corporation shall have received a "fairness opinion" advising that the relevant aspects of the Arrangement are fair from a financial point of view to the Securityholders of the Corporation and the holders of the Convertible Debentures;

          (u) all agreements to be entered into in order to give effect to the Arrangement which are not contemplated herein (being agreements other than: the agreements in connection with the Priority Advance) shall be in form and substance satisfactory to the Corporation, acting reasonably;

          (v)  any  required   approvals  or  exemption   orders  of  securities
     administrators   (including,   state,   provincial  or  federal  and  stock
     exchanges) shall have been obtained;

          (w) subject to obtaining such rulings, consents and approvals and making such filings and payments as may be necessary or desirable, the issuance by Vianet of common shares to the then shareholders of the Corporation in connection with the Arrangement and the issuance by Vianet of common shares pursuant to the exercise on or after the Effective Date of options or warrants issued to holders of Existing Options pursuant to the Arrangement shall be exempt from registration and prospectus requirements in those provinces of Canada in which holders thereof reside at the time of the Arrangement and, subject to obtaining such rulings, consents and approvals and making such filings and payments as may be necessary or desirable, the first trade of the shares of Vianet received by any such holder will not be subject to any statutory hold period under the Canadian provincial securities legislation where such holder resides provided that the first trade by such holder is made in compliance with the provisions of such securities legislation, that such, holder is not a "control person" and that no unusual effort is made to prepare the market for any such sale or create a demand for such securities and no extraordinary commission or consideration is paid in respect thereof;

          (x) on or prior to the Arrangement, a current director of the board of directors of the Corporation shall be elected to serve on the board of directors of Vianet for a period of not less than one year;

          (y) as soon as practicable following the Arrangement, Vianet shall file with the U.S. Securities and Exchange Commission registration statements relating to the common shares of Vianet (i) issued pursuant to the Arrangement (to the extent necessary or desirable) and (ii) issuable upon exercise of the options and warrants issued by Vianet pursuant to the Arrangement to holders of Existing Options, unless in the reasonable opinion of Vianet, acting in good faith, it is unlikely that such a registration statement would be made effective and Vianet shall use commercially reasonable efforts to make such registration statement effective as soon as practicable after the filing thereof unless in the reasonable opinion of Vianet, acting in good faith, it is unlikely that such a registration statement would be made effective;

          (z) provided that a registration statement has not been filed pursuant to Section 4.1(y), the first registration statement filed by Vianet with the U.S. Securities and Exchange Commission following the Arrangement (in addition to possibly relating to other securities of Vianet) shall relate to the common shares of Vianet (i) issued pursuant to the Arrangement (to the extent necessary or desirable) and (ii) issuable upon exercise of the options and warrants issued by Vianet pursuant to the Arrangement to holders of Existing Options and Vianet shall use commercially reasonable efforts to make such registration statement effective in respect of such common shares of Vianet unless in the reasonable opinion of Vianet, acting in good faith, it is unlikely that such a registration statement would be made effective and;

          (aa) Vianet will use commercially reasonable efforts to have its common shares authorized for quotation on The Nasdaq Small Cap Market as soon as practicable following the Arrangement;

          (ab) in the event a Pre-arrangement Transaction is effected, the shareholders of the "public" corporation entering into the Pre-arrangement Transaction with Develcon will not be the majority shareholders in the "public" corporation following the Pre-arrangement Transaction.

                                   SCHEDULE E
                REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

          (a) Organization and Qualification. The Corporation has been duly continued under the CBCA, is validly existing and has full corporate power and authority to own its property and conduct its businesses as presently owned and conducted.

          (b) Capitalization. The authorized and issued capital of the Corporation consists of an unlimited number of common shares and 5,555,510 Preferred Shares, of which only 45,086,104 Common Shares are issued and outstanding as fully paid and non-assessable. Except for the Convertible Debentures and Convertible Note and the Existing Options (the particulars of which are set out in Schedule I and as contemplated hereby), there are no options, warrants, conversion privileges, calls or other rights, agreements, arrangements, commitments or obligations of the Corporation to issue or sell any securities of the Corporation or securities or obligations of any kind convertible into or exchangeable for any securities of the Corporation or any other Person, nor are there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of the Corporation.

          (c) Subsidiaries. Each of the Subsidiaries of the Corporation has been duly incorporated under applicable law, is validly existing and has full corporate or legal power and authority to own its property and conduct its businesses as presently owned and conducted. All of the outstanding shares of the capital stock and other ownership interests of the Subsidiaries are owned by the Corporation and are validly issued, fully paid and non-assessable and are owned free and clear of all material liens or encumbrances other than as disclosed to Vianet in writing. There are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating the Corporation or any of its Subsidiaries to issue or sell any securities of any of those Subsidiaries or securities or obligations of any kind convertible into or exchangeable for securities or other ownership interests of any of those Subsidiaries or any other Person. There are no outstanding stock appreciation rights, equity or similar rights, agreements, arrangements or commitments based on the book value, income or any other attribute of any of the Subsidiaries of the Corporation.

          (d) Authority Relative to this Agreement. The Corporation has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Corporation have been duly authorized by the board of directors of the Corporation and other corporate proceedings on the part of the Corporation are necessary to authorize the execution and delivery of this Agreement, except as may be required by the Interim Order, any Agency or the Legislation. This Agreement has been duly executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation, enforceable by Vianet against the Corporation in accordance with its terms except as may be limited by bankruptcy, reorganization, insolvency and laws affecting the rights of creditors and others and to the extent that equitable remedies are only available in the discretion of the court from which they are sought. The execution and delivery by the Corporation of this Agreement and performance by it of its obligations hereunder will not result in:

               (i) a material violation or breach of any provision of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under,

                    (A) its certificate or articles of  incorporation or by-laws or those of any of its Subsidiaries,

                    (B) any applicable law or, to its knowledge, any regulation, order, judgment or decree (subject to obtaining the consents referred to below), or

                    (C) any agreement,  arrangement or understanding to which it or any of its Subsidiaries is a party or by which any of them or their properties is bound or affected (subject to obtaining necessary consents and approvals of relevant parties thereto),

               (ii) other than as contemplated hereby, the imposition of any encumbrance, charge or lien upon any of its assets or the assets of any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to be Materially Adverse to the Corporation or its Subsidiaries.

Other than in connection with or in compliance with the provisions of the Investment Canada Act (Canada), the Interim Order, the Legislation and the requirements of The Toronto Stock Exchange, no authorization, consent or approval of, or filing with, any Agency is necessary for the consummation by the Corporation of its obligations under this Agreement, except for such authorizations, consents, approvals and filings as to which the failure by any party to obtain or make would not, individually or in the aggregate, prevent or materially delay the consummation of the Arrangement.

          (e) Financial Statements and Disclosure Documents. The audited financial statements of the Corporation prepared on a consolidated basis, for and as at the years ended August 31, 1995, 1996, 1997 and 1998 together with the interim unaudited financial statement of the Corporation for the three-month period ended November 30, 1998, have been prepared in accordance with generally accepted accounting principles as recommended in the handbook of the Canadian Institute of Chartered Accountants applied on a consistent basis and fairly present the consolidated financial position of the Corporation and its Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cashflows for the periods indicated therein and are consistent with the books and records of the Corporation and its Subsidiaries. Each of the annual reports, annual information forms and management information circulars and other documents filed by the Corporation with the Ontario Securities Commission (collectively, the "Company Reports") are, as of their respective dates, in compliance in all material respects with the Legislation and did not as at such dates contain any "misrepresentation" within the meaning of the Securities Act (Ontario). The Company Reports constitute all of the documents filed or required to be filed with the Ontario Securities Commission other than a confirmation of the mailing to the Corporation's shareholders of the comparative audited financial statements of the Corporation for its financial years ended August 31, 1998 and 1997 which has not been filed with the Ontario Securities Commission or other Canadian securities regulatory authorities. The management information circular and such other documents as may be filed by the Corporation with the Ontario Securities Commission in connection with the proposed Arrangement will be as of their respective dates, in compliance in all material respects with the Legislation and will not as at such dates contain any "misrepresentation" within the meaning of the Securities Act (Ontario)
     (provided that the Corporation makes no representation regarding information to be contained in such circular provided by or on behalf of Vianet or Subco). The financial statements of the Corporation, and such other documents as may be provided by the Corporation to Vianet to be filed by Vianet with the SEC or NASD in connection with the proposed Arrangement, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The Corporation is in material compliance with all timely disclosure obligations applicable to it under the Legislation other than as described above. Each of the consolidated total assets of the Corporation and consolidated annual net sales of the Corporation as set out in the Corporation's audited financial statements for the year ended August 31, 1998, as determined in accordance with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder, is less than US$25,000,000.

          (f) Absence of Certain Changes or Events. Since April 30, 1998, except as has as been publicly disclosed in documents filed with the Ontario Securities Commission or disclosed to Vianet in writing:

               (i) except in connection with the Arrangement, the Corporation and its Subsidiaries have conducted their respective businesses only in the ordinary course;

               (ii) the Corporation and its Subsidiaries have not declared or made any distributions (in cash, securities or other property) to securityholders and have not entered into any agreement, disposed of any of their assets or incurred any indebtedness which, either individually or in the aggregate, is material to the Corporation or its Subsidiaries other than in the ordinary course of business, other than a loan in the amount of U.S.$350,000 from EMAC Limited; and

               (iii) there has not been any change, condition, event, or occurrence that individually or in the aggregate, has been, or could reasonably be expected to be, Materially Adverse to the Corporation or its Subsidiaries (including any decision to implement such a change made by the board of directors of the Corporation or any of its Subsidiaries or senior management of the Corporation or any of its Subsidiaries who believe that confirmation of the decision by the board of directors of the Corporation is probable).

          (g) Severance and Employment Agreements. There are no severance and employment agreements with any individual, except as disclosed to Vianet in writing, providing for severance or termination payments to any such individual in excess of $100,000.

          (h) Litigation. Except as disclosed in the financial statements of the Corporation referred to in (e) or except as otherwise disclosed to Vianet in writing, there are no claims, actions, proceedings, suits, investigations or reviews pending or, to the best of the knowledge of the Corporation, threatened in writing against the Corporation or any of its Subsidiaries or any of their properties before any Agency that, either individually or in the aggregate, if adversely determined would be Materially Adverse to the Corporation or its Subsidiaries.

          (i) No Material Adverse Judgment, Order or Decree. Neither the Corporation or any of its Subsidiaries nor any of their properties is the subject of any judgment, order or decree that is, or could reasonably be expected to be, Materially Adverse to the Corporation or its Subsidiaries.

          (j) Compliance. Except for any conflicts, defaults or violations that could not, individually or in the aggregate (taking into account the impact of any cross-defaults), reasonably be expected to be Materially Adverse to the Corporation or its Subsidiaries, none of the Corporation or any of its Subsidiaries in the operation of their respective businesses is in conflict with, or in default (including cross defaults) under or violation of:

               (i)  its  articles  or  by-laws  or   equivalent   organizational
          documents;

               (ii) any law, rule, regulation, order, permit, judgement or decree (including those relating to environmental matters) applicable to it, or by which any of its properties is bound or affected, including the Legislation other than as disclosed in (e) above; or

               (iii) any agreement, arrangement or understanding of it or by which any of its properties is bound or affected, except as disclosed to Vianet.

          (k) Property. Except as previously disclosed by the Corporation to Vianet in writing, each of the Corporation and its Subsidiaries has good and marketable title to all of its properties and assets (real and personal, tangible and intangible, including leasehold interests) including all the properties and assets reflected in the balance sheet forming part of the financial statements referred to in (e), except as indicated in the notes thereto, together with all additions thereto and less all dispositions thereof in the ordinary course of business. In each case, such property is subject to no lien of any kind except those liens expressly permitted by the terms of any financing or security agreement to which the Corporation or any of its Subsidiaries is a party or as is reflected in the balance sheets forming part of the said financial statements, except where the failure to have such title, individually or in the aggregate, would not be Materially Adverse to the Corporation or its Subsidiaries. In each case, no such property having a fair market value in excess of Cdn.$50,000 is subject to a lien of any kind except in favor of Royal Bank of Canada, Vianet or a Person which has or will, prior to the completion of the Priority Advance, have entered into a subordination agreement with Vianet in connection with the Priority Advance. All such property is in good condition, reasonable wear and tear excepted.

          (l) Tax Matters. Each of the Corporation and its Subsidiaries has correctly prepared and duly and timely filed all tax returns required to be filed by it (except if not yet due), has paid all Taxes that are imposed under any laws or by any relevant taxing authority that are due and payable and has made adequate provision in the financial statements referred to in
     (e) for the payment of all Taxes not then due and payable. Each of the Corporation and its Subsidiaries has made adequate and timely installments of the Taxes for the taxation period ending on or immediately before the Effective Date and all tax returns filed by it have been duly and accurately completed as required by applicable law. With respect to any taxation period up to and including the Effective Date for which tax returns have not yet been filed or for which Taxes are not yet due and payable, each of them has only incurred liabilities for Taxes in the ordinary course of its business. All tax returns have been filed through and including the financial year ended August 31, 1998 and, except as disclosed in writing to Vianet, there are no outstanding waivers of any limitation periods or agreements providing for an extension of time for the filing of any tax return or the payment of any Tax. None of the Corporation or any of its Subsidiaries is subject to any assessments, levies, penalties or interest with respect to Taxes that will result in any liability on its part in respect of any period ending on or before the Effective Date in excess of the amount provided for, and reserved against, in the financial statements referred to in (e).

          (m) Reporting Issuer. The Corporation is a security issuer under the Securities Act of New Brunswick and a reporting issuer under the respective Securities Acts of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, and Newfoundland (and not any other jurisdiction) and is not in material default of any requirement of such Acts or their respective Regulations, other than as disclosed in (e) above and is in material compliance with the rules and regulations of The Toronto Stock Exchange. No order ceasing or suspending trading in securities of the Corporation or prohibiting the transactions contemplated hereby has been issued and no proceedings for such purpose are pending or have been threatened against the Corporation, other than as disclosed in (e) above.

          (n) Compliance with Law. The business of each of the Corporation and its Subsidiaries is being conducted in all material respects in compliance with applicable laws, regulations and ordinances of all authorities having jurisdiction, other than as disclosed in (e) above.

          (o) Agreements. Each agreement or contract between the Corporation or any of its Subsidiaries and any other Person which is material to the business of the Corporation or any of its Subsidiaries, as the case may be, has been disclosed to Vianet in writing and each such agreement and contract is and, as of the Effective Date will be, in full force and effect and to the best of the Corporation's knowledge and belief (i) be valid, binding and enforceable against each of the parties thereto in accordance with its terms, (ii) no material breach or default will exist in respect thereof on the part of any party thereto and (iii) no event will have occurred which, with the giving of notice or the lapse of time or both, would constitute such a material breach or default.

          (p) Environmental Matters. The Corporation and each of its Subsidiaries is and has at all times been in compliance in all material respects with all applicable Canadian and United States federal, provincial, state and local, and foreign laws, regulations, by-laws, ordinances, orders, directives and decisions relating to environmental, natural resources, health and safety matters. There is no suit, claim, action or proceeding pending or threatened against the Corporation or any of its Subsidiaries or, to the Corporation's knowledge, any basis therefor, in respect of (i) non-compliance by the Corporation or any of its Subsidiaries with any such laws, regulations, by-laws, ordinances, orders, directives or decisions (ii) personal injury, wrongful death, other tortious conduct, or relating to materials, commodities or products held, used, sold, transferred, manufactured or disposed of by or on behalf of the Corporation or any of its Subsidiaries, containing or incorporating any hazardous or toxic materials, commodities or substances, or (iii) the presence or release or threatened release into the environment of any pollutant, contaminant, deleterious or toxic or hazardous material, substance or waste, whether solid, liquid or gas (each a "Hazardous
     Substance"), whether generated by the Corporation or any of its Subsidiaries or located at or about a site leased or otherwise used by the Corporation or any of its Subsidiaries or heretofore owned, leased or otherwise used by the Corporation or any of its Subsidiaries or any predecessor entity.

          (q) Intellectual Property.

               (i) The Corporation and its Subsidiaries own, or have the right to use, sell or license all Intellectual Property Rights (as defined below) necessary or desirable for the conduct of their respective businesses as presently conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "Develcon IP Rights") and such rights to use, sell or licence are sufficient for such conduct of their respective businesses;

               (ii) Except as has been disclosed to Vianet by the Corporation in writing, the Corporation and its Subsidiaries were the first and only owners of the Develcon IP Rights and the Corporation and its Subsidiaries are entitled to the exclusive and uninterrupted use of the Develcon IP Rights; no Person other than the Corporation and its Subsidiaries have any right, title or interest in any of the Develcon IP Rights including the moral rights in any copyright works within the Develcon IP Rights;

               (iii) Except as has been disclosed to Vianet by the Corporation in writing, the Corporation and its Subsidiaries are entitled to the use of the Develcon IP Rights without payment or any royalty or other fees;

               (iv) Neither the manufacture, marketing, licence, sale or lawful use of any product currently licenced or sold by the Corporation or any of its Subsidiaries or currently under development by the Corporation or any of its Subsidiaries violates any licence or agreement between the Corporation or any of its Subsidiaries and any third party or, to the knowledge of the Corporation, infringes any Intellectual Property Rights of any other party; and there is no pending or, to the best knowledge of the Corporation, threatened claim or litigation contesting the validity, ownership or right to use, sell, licence or dispose of any of Develcon IP Rights nor, to the best knowledge of the Corporation, is there any basis for any such claim, nor has the Corporation or any of its Subsidiaries received any notice asserting that any Develcon IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of the Corporation, is there any basis for any such assertion;

               (v) The Corporation and its Subsidiaries have taken all steps in accordance with customary industry practice which are necessary or desirable to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Develcon IP Rights. No current or prior officers, employees or consultants of the Corporation have given notice to the Corporation of any claim of an ownership interest in any Develcon IP Rights as a result of having been involved in the development of such property while employed by or consulting to the Corporation, or otherwise; and

               (vi) All of the Corporation's and its Subsidiaries' permissions and licences to use any of the Intellectual Property Rights of other Persons have been previously disclosed to Vianet by the Corporation in writing and are in full force and effect and neither the Corporation nor any of its Subsidiaries nor the licensor of such Intellectual Property Rights is in material default of its obligations thereunder.

         As used herein the term "Intellectual Property Rights" shall mean all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyright, copyright applications, mask works, franchises, licences, know-how, trade secrets, customer lists, proprietary processes and formulae, all source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

          (r) Full Disclosure. None of the foregoing representations and warranties and no document furnished by or on behalf of the Corporation to Vianet in connection with the negotiation of the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state any material fact necessary to make any such statement or representation not misleading to a prospective purchaser of the shares of the Corporation seeking full information as to the Corporation and the Corporation's Subsidiaries and their respective properties, businesses and affairs. Except for those matters disclosed in this Agreement, there are no facts related to the Corporation's or its Subsidiaries' business not disclosed in this Agreement which, if learned by Vianet, might reasonably be expected to materially diminish Vianet's evaluation of the worth or profitability of the Corporation or which, if learned by Vianet, might reasonably be expected to deter Vianet from completing the transactions contemplated by this Agreement on the terms of this Agreement.

                                   SCHEDULE F

                    REPRESENTATIONS AND WARRANTIES OF VIANET


          (a) Organization and Qualification. Prior to a Pre-arrangement Transaction occurring, Vianet Delaware was duly incorporated under the laws of Delaware, validly existing and had full corporate power and authority to own its property and conduct its businesses as presently owned and conducted.

          (b) Capitalization. Prior to a Pre-arrangement Transaction occurring, the authorized capital of Vianet Delaware consisted of 3,000,000 common shares and 1,000,000 undesignated preferred shares, of which only 1,027,318 common shares and 250,000 convertible preferred shares are issued and outstanding as fully paid and non-assessable. Except as are contemplated by the Arrangement, there are no options, warrants, conversion privileges, calls or other rights, agreements, arrangements, commitments or obligations of Vianet to issue or sell any securities of Vianet or securities or obligations of any kind convertible into or exchangeable for any securities of Vianet or any other person, nor are there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of Vianet.

          (c) Authority Relative to this Agreement. Vianet has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Vianet have been duly authorized by the board of directors of Vianet and no other corporate proceedings on the part of Vianet are necessary to authorize this Agreement and the transactions contemplated hereby, except as may be required by any Agency or the Legislation. This Agreement has been duly executed and delivered by Vianet and constitutes a legal, valid and binding obligation of Vianet, enforceable by the Corporation against Vianet in accordance with its terms except as maybe limited by bankruptcy, reorganization, insolvency and laws affecting the rights of creditors and others and to the extent that equitable remedies are only available in the discretion of the court from which they are sought. The execution and delivery by Vianet of this Agreement and performance by it of its obligations hereunder will not result in:

               (i) a material violation or breach of any provision of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under,

                    (A) its certificate or articles of incorporation or by-laws,

                    (B) any applicable law or, to its knowledge, any regulation, order, judgment or decree (subject to obtaining the consents referred to below), or

                    (C) any agreement,  arrangement or understanding to which it is a party or by which it or its properties is bound or affected,

               (ii) the imposition of any encumbrance, charge or lien upon any of its assets that, individually or in the aggregate, could reasonably be expected to be Materially Adverse to Vianet.

     Other than in connection with or in compliance with the provisions of the Investment Canada Act (Canada), the Interim Order, the Legislation and the requirements of the NASD, no authorization, consent or approval of, or filing with, any Agency is necessary for the consummation by Vianet or Subco of its obligations under this Agreement, except for such authorizations, consents, approvals and filings as to which the failure by any party to obtain or make would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this agreement.

          (d) Authority Relative to the Arrangement. On or prior to the Arrangement, Subco will have the requisite corporate power and authority to perform its obligations under the Arrangement and the performance by Subco of the terms of the Arrangement will have been duly authorized by the board of directors of Subco and no other corporate proceedings on the part of Subco will be necessary to authorize the same, except as may be required by any Agency or the Legislation. The performance by Subco of its obligations under the Arrangement will not result in:

               (i) a material violation or breach of any provision of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under,

                    (A) its certificate or articles of incorporation or by-laws,

                    (B) any applicable law or, to its knowledge, any regulation, order, judgment or decree (subject to obtaining the consents referred to below), or

                    (C) any agreement,  arrangement or understanding to which it is a party or by which it or its properties is bound or affected,

               (ii) the imposition of any encumbrance, charge or lien upon any of its assets that, individually or in the aggregate, could reasonably be expected to be Materially Adverse to Subco.

     Other than in connection with or in compliance with the provisions of the Investment Canada Act (Canada), the Interim Order and the Legislation, no authorization, consent or approval of, or filing with, any Agency is necessary for the consummation by Subco of its obligations under the Arrangement, except for such authorizations, consents, approvals and filings as to which the failure by any party to obtain or make would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by the Arrangement Agreement.

          (e) Financial Statements and Disclosure Documents. The information in respect of Vianet or Subco which will be filed by Vianet with the SEC and NASD in connection with the Arrangement will, as of their respective dates, be in compliance in all material respects with the Legislation and will not as at such dates contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          (f) Absence of Certain Changes or Events. In the event there has not been a Pre-Arrangement Transaction since the date of its incorporation, there has not been any change, condition, event or occurrence that, individually or in the aggregate, has been, or could reasonably be expected to be, Materially Adverse to Vianet Delaware (including any decision to implement such a change made by the board of directors of Vianet Delaware or senior management of Vianet Delaware who believe that confirmation of the decision by the board of directors of Vianet Delaware is probable). In the event that a Pre-Arrangement Transaction has been effected then, since the date of Vianet Delaware's incorporation, there has not been any changes, condition, event or occurrence that, individually or in the aggregate could be expected to be materially adverse to Vianet subsequent to the Pre-Arrangement Transaction being effected (including any decision to implement such a change made by the board of directors of Vianet or senior management of Vianet who believe that confirmation of the decision by the board of directors of Vianet is probable).

          (g) Litigation. There are no claims, actions, proceedings, suits, investigations or reviews pending or, to the best of the knowledge of Vianet, threatened in writing against Vianet, Subco or any of their respective properties before any Agency that, either individually or in the aggregate, if adversely determined would be Materially Adverse to Vianet.

          (h) No Material Adverse Judgment, Order or Decree. None of Vianet, Subco or their respective properties is the subject of any judgment, order or decree that is, or could reasonably be expected to be, Materially Adverse to Vianet.

          (i) Compliance. Except for any conflicts, defaults or violations that could not, individually or in the aggregate (taking into account the impact of any cross-defaults), reasonably be expected to be Materially Adverse to Vianet, each of Vianet and Subco in the operation of its respective businesses is not in conflict with, or in default (including cross defaults) under or violation of:

               (i)  its  articles  or  by-laws  or   equivalent   organizational
          documents;

               (ii) any law, rule, regulation, order, permit, judgement or decree (including those relating to environmental matters) applicable to it, or by which any of its properties is bound or affected, including the Legislation; or

               (iii) any agreement, arrangement or understanding of it or by which any of its properties is bound or affected.

          (j) Compliance with Law. The business of Vianet and its Subsidiaries is being conducted in all material respects in compliance with applicable laws, regulations and ordinances of all authorities having jurisdiction.

          (k) Agreements. Each agreement or contract between Vianet or Subco and any other Person which is material to the business of Vianet, is in full force and effect and to the best of Vianet's knowledge and belief (i) is valid, binding and enforceable against each of the parties thereto in accordance with its terms, (ii) no material breach or default exists in respect thereof on the part of any party thereto and (iii) no event has occurred which, with the giving of notice or the lapse of time or both, would constitute such a material breach or default.

          (l) Property. Vianet has good and marketable title to all of its material properties and assets (real and personal, tangible and intangible, including leasehold interests).

          (m) Subsidiaries. Immediately prior to the Arrangement, each of the Subsidiaries of Vianet will be duly incorporated under applicable law, validly existing and have full corporate or legal power and authority to own its property and conduct its businesses and to perform its obligations under this Agreement. All of the outstanding shares of the capital stock and other ownership interests of the Subsidiaries will be owned by Vianet and validly issued, fully paid and non-assessable and owned free and clear of all material liens or encumbrances other than as disclosed to the Corporation in writing. Immediately prior to the Arrangement, there will be no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating Vianet or any of its Subsidiaries to issue or sell any securities of any of those Subsidiaries or securities or obligations of any kind convertible into or exchangeable for securities or other ownership interests of any of those Subsidiaries. Immediately prior to the Arrangement, there will be no outstanding stock appreciation rights, equity or similar rights, agreements, arrangements or commitments based on the book value, income or any other attribute of any of the Subsidiaries of Vianet.

          (n) Vianet Share Price. As at February 12, 1999, the most recent issuance by Vianet Delaware of common shares to a Person dealing with Vianet Delaware at arm's length was equal to or greater than U.S.$4.00 per share, which is equivalent to US$1.00 per common share of Vianet immediately following the Merger.

          (o) Liabilities. Immediately prior to the Effective Date, Vianet will have no liabilities other than those incurred in the ordinary course of its business and Vianet shall not have a negative net worth.

          (p) Due Issuance of Shares. When issued, common shares of Vianet issued to the then shareholders of the Corporation pursuant to the Arrangement and common shares of Vianet issued in connection with the exercise of options and warrants received pursuant to the Arrangement by holders of Existing Options, shall be duly and validly issued and fully paid and non-assessable.

          (q) Full Disclosure. None of the foregoing representations and warranties and no document furnished by or on behalf of the Vianet to the Corporation in connection with the negotiation of the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state any material fact necessary to make any such statement or representation not misleading to a prospective purchaser of the shares of Vianet seeking full information as to Vianet and Vianet's
     Subsidiaries and their respective properties, businesses and affairs. Except for those matters disclosed in this Agreement, there are no facts related to Vianet's or its Subsidiaries' business not disclosed in this Agreement which, if learned by the Corporation, might reasonably be expected to materially diminish the Corporation's evaluation of the worth or profitability of Vianet or which, if learned by the Corporation, might reasonably be expected to deter the Corporation from completing the transactions contemplated by this Agreement on the terms of this Agreement.

                                   SCHEDULE G
                       CERTAIN HOLDERS OF EXISTING OPTIONS



Name                                              Options or Warrants                               Number of Develcon Shares

  ................................J. Posner             Warrants                                       1,000,000
  ..............................N. Jamieson             Warrants                                       1,000,000
  ...............................G. Bennett              Options                                         600,000
  .................................F. Sanda              Options                                         245,000
  ................................B. Brydon              Options                                         130,000


                                   SCHEDULE H

                               PLAN OF ARRANGEMENT
                            UNDER SECTION 192 OF THE
                        CANADA BUSINESS CORPORATIONS ACT

     1.1 Definitions

     1.2 Sections and Headings. The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or a Schedule refers to the specified section of or Schedule to this Plan of Arrangement.

     1.3 Number, Gender and Persons. In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

Article 2.  Arrangement Agreement.

     2.1 Arrangement Agreement. This Plan of Arrangement is made pursuant to, is subject to the provisions of and forms part of, the Arrangement Agreement.

Article 3.  Arrangement.

     3.1 Arrangement. Effective as of the Effective Time, the following will occur and will be deemed to occur in the following order without any further authorization, act or formality:

          (a) Convertible Debentures: except as provided in Section 4.1,

               (i) each of the then outstanding Convertible Debentures, the trust indenture relating thereto and all amendments thereto and all documents under which they are issued shall, without any further action on the part of any Convertible Debentureholder or the trustee under the trust indenture relating to the Convertible Debentures, be amended and be deemed to be amended such that (A) the number of Common Shares to which the holder thereof is entitled upon proper exercise thereof in accordance with the terms of the Convertible Debentures shall be equal to 5.9963 Common Shares for each Cdn. $1.00 principal amount of Convertible Debentures and (B) all interest on the Convertible Debentures which has accrued but not been paid shall be forgiven;

               (ii) the rights pursuant to each of the then outstanding Convertible Debentures to convert the principal amounts outstanding thereunder into Common Shares shall, without any further action on the part of any Convertible Debentureholder, be and be deemed to be exercised to convert each Cdn. $1.00 principal amount of Convertible Debentures into 5.9963 Common Shares;

               (iii) Develcon shall, without any further action on the part of Develcon, issue and be deemed to issue Common Shares to the aforementioned holders of Convertible Debentures at the aforementioned conversion ratio and each Convertible Debentureholder which becomes a holder of Common Shares in accordance herewith shall be entered in the register of holders of Common Shares. If the foregoing calculation results in Convertible Debentures being exercisable for a fraction of a Common Share, then the number of Common Shares subject to such conversion will be rounded down to the nearest whole number of Common Shares;

               (iv) each of the Convertible Debentures shall, without any further action on the part of any Convertible Debentureholder, Develcon or the trustee under the trust indenture relating to the Convertible Debentures, be cancelled and deemed to be cancelled;

          (b) Amalgamation. The Corporation and Subco shall amalgamate and shall continue as one corporation under the CBCA on the following terms and conditions, without any further authorization, act or formality:

               (i) Name. The name of the Amalgamated Corporation shall be Develcon Electronics Ltd.

               (ii) Registered Office. Until changed in accordance with the CBCA, the place in Canada where the registered office of the Amalgamated Corporation shall be situate is Toronto, Ontario and the address of the registered office shall be 185 Sheppard Avenue West, Toronto, Ontario M2N 1M9.

               (iii) Business. There shall be no restrictions on the business the Amalgamated Corporation may carry on.

               (iv) By-Laws. The by-laws of Develcon shall, to the extent not inconsistent with this Plan of Arrangement, be the by-laws of the Amalgamated Corporation, until repealed or amended. A copy of the proposed by-laws may be examined at the offices of Chaiton & Chaiton located at 185 Sheppard Avenue West, Toronto, Ontario M2N 1M9.

               (v) Classes and Number of Shares Authorized. The Amalgamated Corporation shall be authorized to issue an unlimited number of shares of one class designated as common shares.

               (vi) Issued Shares.

                    (A) each issued and outstanding  common share of Subco shall be converted into one issued and fully paid and non-assessable common share of the Amalgamated Corporation;

                    (B) except as  provided  in  Section  4.1,  each  issued and outstanding common share of Develcon shall be cancelled without reimbursement of the capital represented thereby and the holder shall receive from Vianet, in exchange therefor, 0.0325203 issued and fully paid and non-assessable Vianet Share; and

                    (C) except as provided in Section 4.1, each holder of Common
               Shares which becomes a holder of common shares of Vianet in accordance with the Arrangement shall be entered in the register of holders of common shares of Vianet.

               (vii) Directors. Until changed in accordance with the CBCA, there shall be a minimum of one director and a maximum of fifteen directors of the Amalgamated Corporation. The first directors of the Amalgamated Corporation shall be:

Name                                    Address                                 Resident Canadian(Yes or No)


Geoffrey Bennett                        18 Dyas Road,                                  Yes
                                        North York, Ontario
Keith Gilbert                           365 Bay Street                                 Yes
                                        10th Floor
                                        Toronto, Ontario
Jeremy Posner                           23 Be'er Sheva                                  No
                                        Jerusalem, Israel



               (viii)   Financial  Year  End.  Until  otherwise   determined  by
          resolution of the directors, the financial year of the Amalgamated Corporation shall end on the last day of December in each year.

               (ix) Effect of Amalgamation. On the date shown in the certificate of arrangement:

                    (A) the property of Develcon and Subco shall  continue to be the property of the Amalgamated Corporation;

                    (B) the Amalgamated  Corporation shall continue to be liable for the obligations of Develcon and Subco;

                    (C) an  existing  cause of  action,  claim or  liability  to prosecution relating to Develcon or Subco shall be unaffected;

                    (D) a civil, criminal or administrative action or proceeding pending by or against Develcon or Subco may be continued to be prosecuted by or against the Amalgamated Corporation; and

                    (E) the  articles of  arrangement  shall be deemed to be the articles of incorporation of the Amalgamated Corporation and, except for the purposes of subsection 104(1) of the CBCA, the certificate of arrangement is deemed to be the certificate of the Amalgamated Corporation;

               (x) Auditors. The auditors of the Amalgamated Corporation, until the first annual meeting of shareholders shall be KPMG, unless such auditors resign or are removed in accordance with the CBCA.

               (xi) Share Transfer Restrictions. The right to transfer shares in the Amalgamated Corporation shall be restricted in that no shares shall be transferred without either:

                    (A) the consent of the directors of the Amalgamated Corporation expressed by a resolution passed by the directors or by an instrument or instruments in writing signed by a majority of the directors, which consent may be given either prior or subsequent to the time of transfer of such shares; or

                    (B) the consent of the holders of shares of the  Amalgamated
               Corporation to which are attached at least 50.1% of the votes attaching to all shares of the Amalgamated Corporation for the time being outstanding carrying voting rights either under all circumstances or under some circumstances that have occurred and are continuing, expressed by resolution passed by such shareholders or by an instrument or instruments in writing signed by such shareholders, which consent may be given either prior or subsequent to the time of transfer of such shares.

               (xii)  Private  Company.   The  number  of  shareholders  of  the
          Amalgamated Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Amalgamated Corporation, were, while in that employment, and have continued after termination of that employment to be, shareholders of the Amalgamated Corporation shall be limited to not more than 50, two or more persons who are joint registered holders of one or more shares being counted as one shareholder and any invitation to the public to subscribe for securities of the Amalgamated Corporation shall be prohibited.

               (xiii) Restrictions on Transfer of Vianet Shares. In addition to any restrictions imposed by applicable laws, holders of the Vianet Shares issued pursuant to Section 3.1(vi)(B) will only be entitled to sell, transfer or otherwise dispose of any of such Shares as follows:

                    (A) twenty (20) percent of the Vianet  Shares issued to such holders pursuant to the Arrangement may be sold, transferred, assigned or otherwise disposed of from and after the Effective Date;

                    (B) an  additional  twenty (20) percent of the Vianet Shares issued to such holders pursuant to the Arrangement may be sold, transferred, assigned or otherwise disposed of from and after the sixth month anniversary of the Effective Date;

                    (C) an  additional  twenty (20) percent of the Vianet Shares issued to such holders pursuant to the Arrangement may be sold, transferred, assigned or otherwise disposed of from and after the twelfth month anniversary of the Effective Date;

                    (D) an  additional  twenty (20) percent of the Vianet Shares issued to such holders pursuant to the Arrangement may be sold, transferred, assigned or otherwise disposed of from and after the eighteenth month anniversary of the Effective Date;

                    (E) an  additional  twenty (20) percent of the Vianet Shares issued to such holders pursuant to the Arrangement may be sold, transferred, assigned or otherwise disposed of from and after the twenty-fourth month anniversary of the Effective Date;

                           provided,  however,  that the foregoing  restrictions
shall not apply to any such holders issued less than 8,000 Vianet Shares pursuant to the Arrangement and accordingly,

                    (F) certificates  representing  Vianet Shares issued to each holder of common shares of Develcon under the Arrangement, as contemplated by Section 5.1, shall be issued separately to represent the Vianet Shares issued to such holder which may be disposed of from and after the Effective Date (as contemplated by Section 3.1(b)(xiii)(A) and from and after each of the various anniversaries of the Effective Date (as contemplated by Section 3.1(b)(xiii)(B) through (E)). A legend to substantially the following effect will be placed on certificates representing Vianet Shares issued to such holders which are subject to the restrictions set out in Section 3.1(b)(xiii)(B) through (E):

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESALE RESTRICTIONS RELATING TO THE PLAN OF ARRANGEMENT UNDER WHICH THEY WERE ISSUED AND MAY NOT BE TRANSFERRED UNTIL [RELEVANT ANNIVERSARY OF EFFECTIVE DATE].

     THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT GOOD DELIVERY OF THE SECURITIES REPRESENTED HEREBY. A CERTIFICATE WITHOUT A LEGEND MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT OF THE SHARES IN CONNECTION WITH A SALE OF THE SECURITIES REPRESENTED HEREBY FROM AND AFTER THE DATE SPECIFIED IN THE IMMEDIATELY PRECEDING PARAGRAPH OF THIS LEGEND (and any additional legend required by applicable law); and

                    (G) Vianet may give stop transfer instructions to the Vianet
               Transfer Agent with respect to the Vianet Shares issued to such holders pursuant to the Arrangement which are to be sold, transferred, assigned or otherwise disposed of in contravention of the restrictions set out in Section 3.1(b)(xiii)(B) through
               (E).

          (c) Existing Options. Each of the Existing Options will, without any further action on the part of any holder of Existing Options, Develcon or Vianet, be converted into a security of the same kind and nature except that it shall entitle the holder to purchase that number of Vianet Shares which the holder would have received from Vianet under the Arrangement had the holder exercised its Existing Options for Common Shares immediately before the Effective Date and the exercise price for such Vianet Shares shall be as are set out in Appendix I hereto. If the foregoing calculation results in the Existing Options of a holder being exercisable for a fraction of a Common Share, then the number of Common Shares subject to such conversion will be rounded down to the nearest whole number of Common Shares. The Existing Options as so converted will (without further action on the part of any holder of Existing Options, Develcon or Vianet) be further modified as necessary to effect such conversion; provided, however, the term, exercisability and all other terms and conditions of the Existing Options will otherwise be unchanged by the provisions of this paragraph and shall operate in accordance with their terms and the agreement, certificate or other evidence of the Existing Options will represent the right described in this Plan of Arrangement.

Article 4.  Rights of Dissent.

     4.1 Rights of Dissent. Holders of Common Shares outstanding immediately before the cancellation thereof contemplated by Section 3.1(b)(vi)(B) may exercise rights of dissent with respect to such shares pursuant to and in the manner set forth in section 190 of the CBCA and this Section 4.1 in connection with the Arrangement and holders who duly exercise such rights of dissent and who:

          (a) are ultimately determined to be entitled to be paid "fair value" for their Common Shares under the CBCA shall be deemed to have transferred such Common Shares to the Corporation for cancellation in accordance with the CBCA; and

          (b) are ultimately determined not to be entitled, for any reason, to be paid "fair value" for their Common Shares shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting holder of Common Shares and shall receive Vianet common shares on the basis determined in accordance with Section 3.1(b)(vi) above but in no event shall the Amalgamated Corporation be required to recognize such persons as shareholders of the Amalgamated Corporation from and after the Effective Date.

         Holders of Convertible Debentures outstanding immediately before the cancellation thereof contemplated by Section 3.1(a)(iv) may exercise rights of dissent with respect to such Convertible Debentures pursuant to and in the manner set forth in section 190 of the CBCA (as such provision would apply if and to the extent that such holders were the holders of Common Shares that would be issued to them after the conversion contemplated by Section 3.1(a)) and this
Section 4.1 in connection with the Arrangement and holders who duly exercise such rights of dissent and who:

          (c) are ultimately determined to be entitled to be paid "fair value" for their Convertible Debentures shall be entitled to receive as such "fair value", the "fair value" of the Common Shares into which the Convertible Debentures of such holder would be converted pursuant to Section 3.1(a) but for this Section 4.1(c) and shall be deemed to have transferred such Convertible Debentures to the Corporation for cancellation in accordance with the CBCA and the trust indenture relating thereto, as amended; and

          (d) are ultimately determined not to be entitled, for any reason, to be paid "fair value" for their Convertible Debentures shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting holder of Convertible Debentures and shall receive Vianet Shares on the basis determined in accordance with Section 3.1(a) above but in no event shall the Amalgamated Corporation be required to recognize such persons as Convertible Debentureholders of the Amalgamated Corporation from and after the Effective Date.

Article 5.  Certificate and Fractional Shares.

     5.1 Issuance of Certificates Representing Vianet Shares. After the Effective Date, certificates and instruments formerly representing Common Shares, Existing Options and Convertible Debentures shall represent only the right to receive the certificates or other relevant instrument (i.e. option or warrant) representing the Vianet Shares or options or warrants of Vianet which the former holder is entitled to receive, after giving effect to Sections 3.1(b)(vi) and 3.1(c), subject to compliance with the requirements set forth in this Section 5.1. As soon as practicable after the Effective Date, Vianet shall forward or cause to be forwarded to each former Securityholder (other than holders of Common Shares who have exercised their dissent rights) and each former Convertible Debentureholder at the address of such holder as it appears in the relevant register of Develcon a letter of transmittal containing, among other things, instructions for obtaining delivery of the certificates or other relevant instrument representing the Vianet Shares or options or warrants of Vianet which the former holder is entitled to receive pursuant to this Plan of Arrangement. Such former Securityholder or former Convertible Debentureholder, as the case may be, shall be entitled to receive certificates or other relevant instrument representing the Vianet Shares or options or warrants of Vianet which the former holder is entitled to receive, after giving effect to Sections
3.1(b)(vi) and (3.1)(c) upon delivering the certificate or other relevant instrument formerly representing such holder's Common Shares, Existing Options or Debentures, as the case may be, to Vianet's Transfer Agent or as Vianet's Transfer Agent may otherwise direct and in accordance with the instructions contained in the letter of transmittal. Such certificate or other relevant instrument formerly representing such holder's Common Shares, Existing Options or Convertible Debentures, as the case may be, shall be accompanied by the letter of transmittal, duly completed, and such other documents as Vianet's Transfer Agent may reasonably require. Vianet's Transfer Agent shall register the Vianet Shares or options or warrants of Vianet, as the case may be, in the name of the relevant holder or as otherwise instructed in the letters of transmittal, and shall deliver such Vianet Shares or options or warrants of Vianet, as the case may be, as each such holder may direct in such letter of transmittal, as soon as practicable after receipt by Vianet's Transfer Agent of such documents.

     5.2 Distributions with Respect to Unsurrendered Certificates. No dividends or other distributions declared or made after the Effective Time with respect to Vianet Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate which, immediately prior to the Effective Time, represented outstanding Common Shares that were exchanged pursuant to Section 3.1(b)(vi) hereof, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 5.3 hereof, and no interest will be earned or payable on these proceeds, in each case, unless and until such certificate shall be surrendered in accordance with Section 5.1 hereof. Subject to applicable law and to Section 5.1 hereof, at the time of such surrender of any such certificate (or, in the case of clause (iii) below, at the appropriate payment date), there shall be paid to the record holder of the certificates representing whole Vianet Shares without interest, (i) the amount of any cash payable in lieu of a fractional Vianet common share to which such holder is entitled pursuant to Section 5.3 hereof, (ii) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Vianet Share, and (iii) the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Vianet Share.

     5.3 No Fractional Shares. For greater certainty all fractional interests of Vianet Shares to be received by a holder of Common Shares pursuant to Section 3.1(b)(vi) hereof shall be aggregated and such holder shall be entitled to receive that number of Vianet Shares rounded down to the nearest whole number. No certificate or scrip representing a fractional Vianet Share shall be issued to any holder of Common Shares who would otherwise be entitled to receive a fraction of a Vianet Share pursuant to Section 3.1(b)(vi) hereof and such fractional interest shall not entitle the owner thereof to vote or to exercise any rights as a security holder of Vianet or the Amalgamated Corporation. In lieu of any such fractional securities, each person entitled to a fractional interest in a Vianet Share will receive in lieu thereof from Vianet an amount of cash (rounded to the nearest whole cent), without interest, paid by Vianet by cheque in Canadian dollars equal to that obtained by multiplying such fraction by the quotient of 4 divided by 0.65.

     5.4 Lost Certificates. If any certificate or instrument which immediately prior to the Effective Time represented outstanding Common Shares, Existing Options or Convertible Debentures that were exchanged pursuant to Section 3.1 hereof has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, Vianet's Transfer Agent will issue in exchange for such lost, stolen or destroyed certificate or instrument, a certificate or instrument representing Vianet Shares (and any dividends or distributions with respect thereto pursuant to Section 5.2 hereof and any cash pursuant to Section 5.3 hereof) or options or warrants of Vianet, as the case may be, deliverable in respect thereof as determined in accordance with Section 3.1 hereof. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom certificates or instruments representing Vianet Shares or options or warrants of Vianet, as the case may be, are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to Vianet and Vianet's Transfer Agent in such sum as Vianet may direct or otherwise indemnify it or Vianet in a manner satisfactory to Vianet and Vianet's Transfer Agent, acting reasonably, against any claim that may be made against Vianet or Vianet's Transfer Agent with respect to the certificate or instrument alleged to have been lost, stolen or destroyed.

     5.5 Extinguishment of Rights. Any certificate or instrument which immediately prior to the Effective Time represented outstanding Common Shares, Convertible Debenture or Existing Options that were exchanged or converted pursuant to Section 3.1 hereof and which has not been deposited, with all other instruments required by Section 5.1 hereof, on or prior to the tenth anniversary of the Effective Date, shall cease to represent a claim or interest of any kind or nature as a shareholder, option holder or warrant holder of Develcon or of the Amalgamated Corporation or Vianet. On such date, the Vianet Shares or options or warrants of Vianet, as the case may be, to which the former registered holder of the share certificate or Convertible Debenture or Existing Options referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered and shall be cancelled together with all entitlements to dividends, distributions and interests thereon held for such former registered holder for no consideration.

Article 6.  Amendment

     6.1 Plan of Arrangement Amendment. The parties to the Arrangement Agreement reserve the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time provided that any such amendment, modification, or supplement must be contained in a written document that is (i) agreed to in writing by each of Develcon and Vianet, (ii) filed with the Court and, if made following the Special Meeting or the Debentureholders Special Meeting, approved by the Court, and (iii) communicated to the Securityholders and Convertible
Debentureholders in the manner required by the Court (if so required). Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Develcon or Vianet at any time prior to or at the Special Meeting or the Debentureholders Special Meeting (or written resolution of the holders of the Convertible Debentures) (provided that Vianet shall have consented thereto in writing) with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Special Meeting and at the Debentureholders Special Meeting (or written resolution of the holders of the Convertible Debenture) (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes. Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Special Meeting or the Debentureholders Special Meeting (or written resolution of the holders of the Convertible Debentures) shall be effective only if it is consented to in writing by each of Develcon and Vianet. Notwithstanding the foregoing, any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by Vianet, provided that it concerns a matter which, in the reasonable opinion of counsel to Vianet, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and such amendment, modification or supplement is not materially prejudicial to the financial or economic interest of any holder of securities of Vianet or in contravention of the Final Order.

Article 7.  Further Assurances

     7.1 Other Documents and Instruments. Notwithstanding that the transactions or events set out herein shall occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, Vianet and Develcon agree to make, do and execute, or cause and cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out herein, including, without limitation, any resolutions of directors authorizing the issue, exchange, transfer, purchase for cancellation or donation of shares and any share transfer powers evidencing the transfer of shares and any receipts therefor.

                                   SCHEDULE I
                                EXISTING OPTIONS


Security                     No of Common Shares Issuable upon Exercise         Exercise/Conversion Price per Share

Warrants issued to Neil Jamieson
 and Jeremy Posner                                           2,000,000          Cdn.$0.25
Employees' stock options                                     2,015,250          Cdn.$0.16 to Cdn.$1.38
Directors' stock options                                       250,000          Cdn.$0.08 to Cdn.$0.90


                                                             4,265,250

                                   SCHEDULE J
                          OPTION/WARRANT EXCHANGE RATIO



Share Value ?         Vianet          Develcon "DCL"

U.S.$1.00             CDN.$0.050      For Every 1,000 Existing DLC Options / Warrants
                                      Holder thereof receives 32.520 Vianet Options on same terms



          Price of     Price of  Price of    Price of Price of Price of  Price of Price of   Price of   Price of
            DLC         Vianet     DLC        Vianet    DLC      Vianet    DLC      Vianet     DLC       Vianet
          Option        Option   Option       Option   Option    Option  Option     Option    Option     Option

            CDN.$        U.S.$     CDN.$      U.S.$    CDN.$     U.S.$     CDN.$     U.S.$     CDN.$     U.S.$

            0.01         0.20      0.34       6.80     0.67      13.40     1.00      20.00     1.33      26.60
            0.02         0.40      0.35       7.00     0.68      13.60     1.01      20.20     1.34      26.80
            0.03         0.60      0.36       7.20     0.69      13.80     1.02      20.40     1.35      27.00
            0.04         0.80      0.37       7.40     0.70      14.00     1.03      20.60     1.36      27.20
            0.05         1.00      0.38       7.60     0.71      14.20     1.04      20.80     1.37      27.40
            0.06         1.20      0.39       7.80     0.72      14.40     1.05      21.00     1.38      27.60
            0.07         1.40      0.40       8.00     0.73      14.60     1.06      21.20     1.39      27.80
            0.08         1.60      0.41       8.20     0.74      14.80     1.07      21.40     1.40      28.00
            0.09         1.80      0.42       8.40     0.75      15.00     1.08      21.60     1.41      28.20
            0.10         2.00      0.43       8.60     0.76      15.20     1.09      21.80     1.42      28.40
            0.11         2.20      0.44       8.80     0.77      15.40     1.10      22.00     1.43      28.60
            0.12         2.40      0.45       9.00     0.78      15.60     1.11      22.20     1.44      28.80
            0.13         2.60      0.46       9.20     0.79      15.80     1.12      22.40     1.45      29.00
            0.14         2.80      0.47       9.40     0.80      16.00     1.13      22.60     1.46      29.20
            0.15         3.00      0.48       9.60     0.81      16.20     1.14      22.80     1.47      29.40
            0.16         3.20      0.49       9.80     0.82      16.40     1.15      23.00     1.48      29.60
            0.17         3.40      0.50      10.00     0.83      16.60     1.16      23.20     1.49      29.80
            0.18         3.60      0.51      10.20     0.84      16.80     1.17      23.40     1.50      30.00
            0.19         3.80      0.52      10.40     0.85      17.00     1.18      23.60     1.51      30.20
            0.20         4.00      0.53      10.60     0.86      17.20     1.19      23.80     1.52      30.40
            0.21         4.20      0.54      10.80     0.87      17.40     1.20      24.00     1.53      30.60
            0.22         4.40      0.55      11.00     0.88      17.60     1.21      24.20     1.54      30.80
            0.23         4.60      0.56      11.20     0.89      17.80     1.22      24.40     1.55      31.00
            0.24         4.80      0.57      11.40     0.90      18.00     1.23      24.60     1.56      31.20
            0.25         5.00      0.58      11.60     0.91      18.20     1.24      24.80     1.57      31.40
            0.26         5.20      0.59      11.80     0.92      18.40     1.25      25.00     1.58      31.60
            0.27         5.40      0.60      12.00     0.93      18.60     1.26      25.20     1.59      31.80
            0.28         5.60      0.61      12.20     0.94      18.80     1.27      25.40     1.60      32.00
            0.29         5.80      0.62      12.40     0.95      19.00     1.28      25.60     1.61      32.20
            0.30         6.00      0.63      12.60     0.96      19.20     1.29      25.80     1.62      32.40
            0.31         6.20      0.64      12.80     0.97      19.40     1.30      26.00     1.63      32.60
            0.32         6.40      0.65      13.00     0.98      19.60     1.31      26.20     1.64      32.80
            0.33         6.60      0.66      13.20     0.99      19.80     1.32      26.40     1.65      33.00



-----------

In essence, the formula works as follows:

     1. The number of options are consolidated in the same ratios as the common stock (i.e. 123:4 which results in 1,000 options in Develcon becoming 32.52 options in Vianet).

     2. The price of the option in Vianet is in the same ratio to the sum of U.S.$1.00 as the original Develcon option is to the "deal" price of Develcon common shares, being CDN$$0.05 times the U.S.$1.00 Vianet share value; e.g. a current Develcon option at CDN.$0.25 results in a Vianet option of U.S.$20.00 (0.25/0.05 ? 1.00 = 5.00)

                                   APPENDIX B



                               PLAN OF ARRANGEMENT
                            UNDER SECTION 192 OF THE
                        CANADA BUSINESS CORPORATIONS ACT



Article 1.  Interpretation

     1.1 Definitions

     1.2 Sections and Headings. The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or a Schedule refers to the specified section of or Schedule to this Plan of Arrangement.

     1.3 Number, Gender and Persons. In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

Article 2.  Arrangement Agreement.

     2.1 Arrangement Agreement. This Plan of Arrangement is made pursuant to, is subject to the provisions of and forms part of, the Arrangement Agreement.

Article 3.  Arrangement.

     3.1 Arrangement. Effective as of the Effective Time, the following will occur and will be deemed to occur in the following order without any further authorization, act or formality:

          (a) Convertible Debentures: except as provided in Section 4.1,

               (i) each of the then outstanding Convertible Debentures, the trust indenture relating thereto and all amendments thereto and all documents under which they are issued shall, without any further action on the part of any Convertible Debentureholder or the trustee under the trust indenture relating to the Convertible Debentures, be amended and be deemed to be amended such that (A) the number of Common Shares to which the holder thereof is entitled upon proper exercise thereof in accordance with the terms of the Convertible Debentures shall be equal to 5.9963 Common Shares for each Cdn. $1.00 principal amount of Convertible Debentures and (B) all interest on the Convertible Debentures which has accrued but not been paid shall be forgiven;

               (ii) the rights pursuant to each of the then outstanding Convertible Debentures to convert the principal amounts outstanding thereunder into Common Shares shall, without any further action on the part of any Convertible Debentureholder, be and be deemed to be exercised to convert each Cdn. $1.00 principal amount of Convertible Debentures into 5.9963 Common Shares;

               (iii) Develcon shall, without any further action on the part of Develcon, issue and be deemed to issue Common Shares to the aforementioned holders of Convertible Debentures at the aforementioned conversion ratio and each Convertible Debentureholder which becomes a holder of Common Shares in accordance herewith shall be entered in the register of holders of Common Shares. If the foregoing calculation results in Convertible Debentures being exercisable for a fraction of a Common Share, then the number of Common Shares subject to such conversion will be rounded down to the nearest whole number of Common Shares;

               (iv) each of the Convertible Debentures shall, without any further action on the part of any Convertible Debentureholder, Develcon or the trustee under the trust indenture relating to the Convertible Debentures, be cancelled and deemed to be cancelled;

          (b) Amalgamation. The Corporation and Subco shall amalgamate and shall continue as one corporation under the CBCA on the following terms and conditions, without any further authorization, act or formality:

               (i) Name. The name of the Amalgamated Corporation shall be Develcon Electronics Ltd.

               (ii) Registered Office. Until changed in accordance with the CBCA, the place in Canada where the registered office of the Amalgamated Corporation shall be situate is Toronto, Ontario and the address of the registered office shall be 185 Sheppard Avenue West, Toronto, Ontario M2N 1M9.

               (iii) Business. There shall be no restrictions on the business the Amalgamated Corporation may carry on.

               (iv) By-Laws. The by-laws of Develcon shall, to the extent not inconsistent with this Plan of Arrangement, be the by-laws of the Amalgamated Corporation, until repealed or amended. A copy of the proposed by-laws may be examined at the offices of Chaiton & Chaiton located at 185 Sheppard Avenue West, Toronto, Ontario M2N 1M9.

               (v) Classes and Number of Shares Authorized. The Amalgamated Corporation shall be authorized to issue an unlimited number of shares of one class designated as common shares.

               (vi) Issued Shares.

                    (A) each issued and outstanding  common share of Subco shall be converted into one issued and fully paid and non-assessable common share of the Amalgamated Corporation;

                    (B) except as  provided  in  Section  4.1,  each  issued and outstanding common share of Develcon shall be cancelled without reimbursement of the capital represented thereby and the holder shall receive from Vianet, in exchange therefor, 0.0325203 issued and fully paid and non-assessable Vianet Share; and

                    (C) except as provided in Section 4.1, each holder of Common
               Shares which becomes a holder of common shares of Vianet in accordance with the Arrangement shall be entered in the register of holders of common shares of Vianet.

                    (vii) Directors.  Until changed in accordance with the CBCA, there shall be a minimum of one director and a maximum of fifteen directors of the Amalgamated Corporation. The first directors of the Amalgamated Corporation shall be:

Name                                                    Address                  Resident Canadian(Yes or No)


Geoffrey Bennett                        18 Dyas Road,                                  Yes
                                        North York, Ontario
Keith Gilbert                           365 Bay Street                                 Yes
                                        10th Floor
                                        Toronto, Ontario
Jeremy Posner                           23 Be'er Sheva                                  No
                                        Jerusalem, Israel


               (viii)   Financial  Year  End.  Until  otherwise   determined  by
          resolution of the directors, the financial year of the Amalgamated Corporation shall end on the last day of December in each year.

               (ix) Effect of Amalgamation. On the date shown in the certificate of arrangement:

                    (A) the property of Develcon and Subco shall  continue to be the property of the Amalgamated Corporation;

                    (B) the Amalgamated  Corporation shall continue to be liable for the obligations of Develcon and Subco;

                    (C) an  existing  cause of  action,  claim or  liability  to prosecution relating to Develcon or Subco shall be unaffected;

                    (D) a civil, criminal or administrative action or proceeding pending by or against Develcon or Subco may be continued to be prosecuted by or against the Amalgamated Corporation; and

                    (E) the  articles of  arrangement  shall be deemed to be the articles of incorporation of the Amalgamated Corporation and, except for the purposes of subsection 104(1) of the CBCA, the certificate of arrangement is deemed to be the certificate of the Amalgamated Corporation;

               (x) Auditors. The auditors of the Amalgamated Corporation, until the first annual meeting of shareholders shall be KPMG, unless such auditors resign or are removed in accordance with the CBCA.

               (xi) Share Transfer Restrictions. The right to transfer shares in the Amalgamated Corporation shall be restricted in that no shares shall be transferred without either:

                    (A) the consent of the directors of the Amalgamated Corporation expressed by a resolution passed by the directors or by an instrument or instruments in writing signed by a majority of the directors, which consent may be given either prior or subsequent to the time of transfer of such shares; or

                    (B) the consent of the holders of shares of the  Amalgamated
               Corporation to which are attached at least 50.1% of the votes attaching to all shares of the Amalgamated Corporation for the time being outstanding carrying voting rights either under all circumstances or under some circumstances that have occurred and are continuing, expressed by resolution passed by such shareholders or by an instrument or instruments in writing signed by such shareholders, which consent may be given either prior or subsequent to the time of transfer of such shares.

               (xii)  Private  Company.   The  number  of  shareholders  of  the
          Amalgamated Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Amalgamated Corporation, were, while in that employment, and have continued after termination of that employment to be, shareholders of the Amalgamated Corporation shall be limited to not more than 50, two or more persons who are joint registered holders of one or more shares being counted as one shareholder and any invitation to the public to subscribe for securities of the Amalgamated Corporation shall be prohibited.

               (xiii) Restrictions on Transfer of Vianet Shares. In addition to any restrictions imposed by applicable laws, holders of the Vianet Shares issued pursuant to Section 3.1(vi)(B) will only be entitled to sell, transfer or otherwise dispose of any of such Shares as follows:

                    (A) twenty (20) percent of the Vianet  Shares issued to such holders pursuant to the Arrangement may be sold, transferred, assigned or otherwise disposed of from and after the Effective Date;

                    (B) an  additional  twenty (20) percent of the Vianet Shares issued to such holders pursuant to the Arrangement may be sold, transferred, assigned or otherwise disposed of from and after the sixth month anniversary of the Effective Date;

                    (C) an  additional  twenty (20) percent of the Vianet Shares issued to such holders pursuant to the Arrangement may be sold, transferred, assigned or otherwise disposed of from and after the twelfth month anniversary of the Effective Date;

                    (D) an  additional  twenty (20) percent of the Vianet Shares issued to such holders pursuant to the Arrangement may be sold, transferred, assigned or otherwise disposed of from and after the eighteenth month anniversary of the Effective Date;

                    (E) an  additional  twenty (20) percent of the Vianet Shares issued to such holders pursuant to the Arrangement may be sold, transferred, assigned or otherwise disposed of from and after the twenty-fourth month anniversary of the Effective Date;

     provided, however, that the foregoing restrictions shall not apply to any such holders issued less than 8,000 Vianet Shares pursuant to the Arrangement and accordingly,

                    (F) certificates  representing  Vianet Shares issued to each holder of common shares of Develcon under the Arrangement, as contemplated by Section 5.1, shall be issued separately to represent the Vianet Shares issued to such holder which may be disposed of from and after the Effective Date (as contemplated by Section 3.1(b)(xiii)(A) and from and after each of the various anniversaries of the Effective Date (as contemplated by Section 3.1(b)(xiii)(B) through (E)). A legend to substantially the following effect will be placed on certificates representing Vianet Shares issued to such holders which are subject to the restrictions set out in Section 3.1(b)(xiii)(B) through (E):

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESALE RESTRICTIONS RELATING TO THE PLAN OF ARRANGEMENT UNDER WHICH THEY WERE ISSUED AND MAY NOT BE TRANSFERRED UNTIL [RELEVANT ANNIVERSARY OF EFFECTIVE DATE].

     THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT GOOD DELIVERY OF THE SECURITIES REPRESENTED HEREBY. A CERTIFICATE WITHOUT A LEGEND MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT OF THE SHARES IN CONNECTION WITH A SALE OF THE SECURITIES REPRESENTED HEREBY FROM AND AFTER THE DATE SPECIFIED IN THE IMMEDIATELY PRECEDING PARAGRAPH OF THIS LEGEND (and any additional legend required by applicable law); and

                    (G) Vianet may give stop transfer instructions to the Vianet
               Transfer Agent with respect to the Vianet Shares issued to such holders pursuant to the Arrangement which are to be sold, transferred, assigned or otherwise disposed of in contravention of the restrictions set out in Section 3.1(b)(xiii)(B) through
               (E).

          (c) Existing Options. Each of the Existing Options will, without any further action on the part of any holder of Existing Options, Develcon or Vianet, be converted into a security of the same kind and nature except that it shall entitle the holder to purchase that number of Vianet Shares which the holder would have received from Vianet under the Arrangement had the holder exercised its Existing Options for Common Shares immediately before the Effective Date and the exercise price for such Vianet Shares shall be as are set out in Appendix I hereto. If the foregoing calculation results in the Existing Options of a holder being exercisable for a fraction of a Common Share, then the number of Common Shares subject to such conversion will be rounded down to the nearest whole number of Common Shares. The Existing Options as so converted will (without further action on the part of any holder of Existing Options, Develcon or Vianet) be further modified as necessary to effect such conversion; provided, however, the term, exercisability and all other terms and conditions of the Existing Options will otherwise be unchanged by the provisions of this paragraph and shall operate in accordance with their terms and the agreement, certificate or other evidence of the Existing Options will represent the right described in this Plan of Arrangement.

Article 4.  Rights of Dissent.

     4.1 Rights of Dissent. Holders of Common Shares outstanding immediately before the cancellation thereof contemplated by Section 3.1(b)(vi)(B) may exercise rights of dissent with respect to such shares pursuant to and in the manner set forth in section 190 of the CBCA and this Section 4.1 in connection with the Arrangement and holders who duly exercise such rights of dissent and who:

          (a) are ultimately determined to be entitled to be paid "fair value" for their Common Shares under the CBCA shall be deemed to have transferred such Common Shares to the Corporation for cancellation in accordance with the CBCA; and

          (b) are ultimately determined not to be entitled, for any reason, to be paid "fair value" for their Common Shares shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting holder of Common Shares and shall receive Vianet common shares on the basis determined in accordance with Section 3.1(b)(vi) above but in no event shall the Amalgamated Corporation be required to recognize such persons as shareholders of the Amalgamated Corporation from and after the Effective Date.

         Holders of Convertible Debentures outstanding immediately before the cancellation thereof contemplated by Section 3.1(a)(iv) may exercise rights of dissent with respect to such Convertible Debentures pursuant to and in the manner set forth in section 190 of the CBCA (as such provision would apply if and to the extent that such holders were the holders of Common Shares that would be issued to them after the conversion contemplated by Section 3.1(a)) and this
Section 4.1 in connection with the Arrangement and holders who duly exercise such rights of dissent and who:

          (c) are ultimately determined to be entitled to be paid "fair value" for their Convertible Debentures shall be entitled to receive as such "fair value", the "fair value" of the Common Shares into which the Convertible Debentures of such holder would be converted pursuant to Section 3.1(a) but for this Section 4.1(c) and shall be deemed to have transferred such Convertible Debentures to the Corporation for cancellation in accordance with the CBCA and the trust indenture relating thereto, as amended; and

          (d) are ultimately determined not to be entitled, for any reason, to be paid "fair value" for their Convertible Debentures shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting holder of Convertible Debentures and shall receive Vianet Shares on the basis determined in accordance with Section 3.1(a) above but in no event shall the Amalgamated Corporation be required to recognize such persons as Convertible Debentureholders of the Amalgamated Corporation from and after the Effective Date.

Article 5.  Certificate and Fractional Shares.

     5.1 Issuance of Certificates Representing Vianet Shares. After the Effective Date, certificates and instruments formerly representing Common Shares, Existing Options and Convertible Debentures shall represent only the right to receive the certificates or other relevant instrument (i.e. option or warrant) representing the Vianet Shares or options or warrants of Vianet which the former holder is entitled to receive, after giving effect to Sections 3.1(b)(vi) and 3.1(c), subject to compliance with the requirements set forth in this Section 5.1. As soon as practicable after the Effective Date, Vianet shall forward or cause to be forwarded to each former Securityholder (other than holders of Common Shares who have exercised their dissent rights) and each former Convertible Debentureholder at the address of such holder as it appears in the relevant register of Develcon a letter of transmittal containing, among other things, instructions for obtaining delivery of the certificates or other relevant instrument representing the Vianet Shares or options or warrants of Vianet which the former holder is entitled to receive pursuant to this Plan of Arrangement. Such former Securityholder or former Convertible Debentureholder, as the case may be, shall be entitled to receive certificates or other relevant instrument representing the Vianet Shares or options or warrants of Vianet which the former holder is entitled to receive, after giving effect to Sections
3.1(b)(vi) and (3.1)(c) upon delivering the certificate or other relevant instrument formerly representing such holder's Common Shares, Existing Options or Debentures, as the case may be, to Vianet's Transfer Agent or as Vianet's Transfer Agent may otherwise direct and in accordance with the instructions contained in the letter of transmittal. Such certificate or other relevant instrument formerly representing such holder's Common Shares, Existing Options or Convertible Debentures, as the case may be, shall be accompanied by the letter of transmittal, duly completed, and such other documents as Vianet's Transfer Agent may reasonably require. Vianet's Transfer Agent shall register the Vianet Shares or options or warrants of Vianet, as the case may be, in the name of the relevant holder or as otherwise instructed in the letters of transmittal, and shall deliver such Vianet Shares or options or warrants of Vianet, as the case may be, as each such holder may direct in such letter of transmittal, as soon as practicable after receipt by Vianet's Transfer Agent of such documents.

     5.2 Distributions with Respect to Unsurrendered Certificates. No dividends or other distributions declared or made after the Effective Time with respect to Vianet Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate which, immediately prior to the Effective Time, represented outstanding Common Shares that were exchanged pursuant to Section 3.1(b)(vi) hereof, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 5.3 hereof, and no interest will be earned or payable on these proceeds, in each case, unless and until such certificate shall be surrendered in accordance with Section 5.1 hereof. Subject to applicable law and to Section 5.1 hereof, at the time of such surrender of any such certificate (or, in the case of clause (iii) below, at the appropriate payment date), there shall be paid to the record holder of the certificates representing whole Vianet Shares without interest, (i) the amount of any cash payable in lieu of a fractional Vianet common share to which such holder is entitled pursuant to Section 5.3 hereof, (ii) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Vianet Share, and (iii) the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Vianet Share.

     5.3 No Fractional Shares. For greater certainty all fractional interests of Vianet Shares to be received by a holder of Common Shares pursuant to Section 3.1(b)(vi) hereof shall be aggregated and such holder shall be entitled to receive that number of Vianet Shares rounded down to the nearest whole number. No certificate or scrip representing a fractional Vianet Share shall be issued to any holder of Common Shares who would otherwise be entitled to receive a fraction of a Vianet Share pursuant to Section 3.1(b)(vi) hereof and such fractional interest shall not entitle the owner thereof to vote or to exercise any rights as a security holder of Vianet or the Amalgamated Corporation. In lieu of any such fractional securities, each person entitled to a fractional interest in a Vianet Share will receive in lieu thereof from Vianet an amount of cash (rounded to the nearest whole cent), without interest, paid by Vianet by cheque in Canadian dollars equal to that obtained by multiplying such fraction by the quotient of 4 divided by 0.65.

     5.4 Lost Certificates. If any certificate or instrument which immediately prior to the Effective Time represented outstanding Common Shares, Existing Options or Convertible Debentures that were exchanged pursuant to Section 3.1 hereof has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, Vianet's Transfer Agent will issue in exchange for such lost, stolen or destroyed certificate or instrument, a certificate or instrument representing Vianet Shares (and any dividends or distributions with respect thereto pursuant to Section 5.2 hereof and any cash pursuant to Section 5.3 hereof) or options or warrants of Vianet, as the case may be, deliverable in respect thereof as determined in accordance with Section 3.1 hereof. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom certificates or instruments representing Vianet Shares or options or warrants of Vianet, as the case may be, are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to Vianet and Vianet's Transfer Agent in such sum as Vianet may direct or otherwise indemnify it or Vianet in a manner satisfactory to Vianet and Vianet's Transfer Agent, acting reasonably, against any claim that may be made against Vianet or Vianet's Transfer Agent with respect to the certificate or instrument alleged to have been lost, stolen or destroyed.

     5.5 Extinguishment of Rights. Any certificate or instrument which immediately prior to the Effective Time represented outstanding Common Shares, Convertible Debenture or Existing Options that were exchanged or converted pursuant to Section 3.1 hereof and which has not been deposited, with all other instruments required by Section 5.1 hereof, on or prior to the tenth anniversary of the Effective Date, shall cease to represent a claim or interest of any kind or nature as a shareholder, option holder or warrant holder of Develcon or of the Amalgamated Corporation or Vianet. On such date, the Vianet Shares or options or warrants of Vianet, as the case may be, to which the former registered holder of the share certificate or Convertible Debenture or Existing Options referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered and shall be cancelled together with all entitlements to dividends, distributions and interests thereon held for such former registered holder for no consideration.

Article 6.  Amendment

     6.1 Plan of Arrangement Amendment. The parties to the Arrangement Agreement reserve the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time provided that any such amendment, modification, or supplement must be contained in a written document that is (i) agreed to in writing by each of Develcon and Vianet, (ii) filed with the Court and, if made following the Special Meeting or the Debentureholders Special Meeting, approved by the Court, and (iii) communicated to the Securityholders and Convertible
Debentureholders in the manner required by the Court (if so required). Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Develcon or Vianet at any time prior to or at the Special Meeting or the Debentureholders Special Meeting (or written resolution of the holders of the Convertible Debentures) (provided that Vianet shall have consented thereto in writing) with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Special Meeting and at the Debentureholders Special Meeting (or written resolution of the holders of the Convertible Debenture) (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes. Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Special Meeting or the Debentureholders Special Meeting (or written resolution of the holders of the Convertible Debentures) shall be effective only if it is consented to in writing by each of Develcon and Vianet. Notwithstanding the foregoing, any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by Vianet, provided that it concerns a matter which, in the reasonable opinion of counsel to Vianet, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and such amendment, modification or supplement is not materially prejudicial to the financial or economic interest of any holder of securities of Vianet or in contravention of the Final Order.

Article 7.  Further Assurances

     7.1 Other Documents and Instruments. Notwithstanding that the transactions or events set out herein shall occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, Vianet and Develcon agree to make, do and execute, or cause and cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out herein, including, without limitation, any resolutions of directors authorizing the issue, exchange, transfer, purchase for cancellation or donation of shares and any share transfer powers evidencing the transfer of shares and any receipts therefor.

                                   APPENDIX C


                           SECURITYHOLDERS' RESOLUTION


RESOLVED THAT:

     1. The arrangement (the "Arrangement") proposed by Develcon Electronics Ltd. ("Develcon" or the "Corporation") under section 192 of the Canada Business Corporations Act on the terms and subject to the conditions set out in the Plan of Arrangement attached as Appendix B to the Management Information Circular of the Corporation dated April 9, 1999 (the "Information Circular"), as such Plan of Arrangement has been or may be amended, modified and/or supplemented from time to time in accordance with its terms, be and is hereby authorized, approved and adopted;

     2. The amended and restated arrangement agreement made as of April 5, 1999 between the Corporation and Vianet Technologies, Inc. (the "Arrangement Agreement"), a copy of which Arrangement Agreement is attached as Appendix A to the Information Circular, with such amendments, modifications and/or supplements thereto made in accordance with the terms thereof as may be approved by any director or officer of Develcon, such approval to be conclusively evidenced by the execution and delivery of such amendments, modifications and/or supplements, be and is hereby confirmed, ratified and approved;

     3. Notwithstanding the passing of this resolution approving the Arrangement or the approval of the Supreme Court of British Columbia, the board of directors of Develcon is hereby authorized not to proceed with the Arrangement and to revoke this resolution at any time prior to the Arrangement becoming effective without further notice to or approval of the securityholders of the Corporation and to determine not to proceed with the Arrangement; and

     4. Any director or officer of Develcon is hereby authorized and directed for and in the name of and on behalf of Develcon to execute, whether under the corporate seal of the Corporation or otherwise, and to deliver, all such documents, agreements, instruments and other writings, including, without limitation, articles of arrangement in prescribed form, and to perform and do all such other acts and things, as in the opinion of such director or officer may be necessary or desirable in order to implement the Arrangement or otherwise to give effect to this resolution or the matters contemplated hereby and by the Arrangement Agreement.

                                   APPENDIX D


                          DEBENTUREHOLDERS' RESOLUTION


WHEREAS:

     A. Develcon Electronics Ltd. ("Develcon" or the "Corporation") has proposed an arrangement (the "Arrangement") under section 192 of the Canada Business Corporations Act on the terms and subject to the conditions set out in the Plan of Arrangement attached as Appendix B to the Management Information Circular of Develcon dated April 9, 1999 (the "Information Circular"); and

     B. The undersigned holders of convertible debentures of the Corporation (the "Convertible Debentures") desire to approve the Arrangement, pursuant to the terms of the interim order of the Supreme Court of British Columbia issued on April 9, 1999;

RESOLVED THAT:

     1. The Arrangement on the terms and conditions set out in the Plan of Arrangement, as such Plan of Arrangement has been or may be amended, modified and/or supplemented from time to time in accordance with its terms, be and is hereby authorized, approved and adopted;

     2. The amended and restated arrangement agreement made as of April 5, 1999 between the Corporation and Vianet Technologies, Inc. (the "Arrangement Agreement"), a copy of which Arrangement Agreement is attached as Appendix A to the Information Circular, with such amendments, modifications and/or supplements thereto made in accordance with the terms thereof as may be approved by any director or officer of Develcon, such approval to be conclusively evidenced by the execution and delivery of such amendments, modifications and/or supplements, be and is hereby confirmed, ratified and approved;

     3. Notwithstanding the passing of this resolution approving the Arrangement or the approval of the Supreme Court of British Columbia, the board of directors of Develcon is hereby authorized not to proceed with the Arrangement and to revoke this resolution at any time prior to the Arrangement becoming effective without further notice to or approval of the holders of Convertible Debentures and to determine not to proceed with the Arrangement;

     4. Any director or officer of Develcon is hereby authorized and directed for and in the name of and on behalf of Develcon to execute, whether under the corporate seal of the Corporation or otherwise, and to deliver, all such documents, agreements, instruments and other writings, including, without limitation, articles of arrangement in prescribed form, and to perform and do all such other acts and things, as in the opinion of such director or officer may be necessary or desirable in order to implement the Arrangement or otherwise to give effect to this resolution or the matters contemplated hereby and by the Arrangement Agreement; and

     5. This resolution may not be revoked, repealed or amended by the holders of the Convertible Debentures and the provisions of the trust indenture dated as of November 15, 1996, as amended, between the Corporation and Montreal Trust Company of Canada, as trustee, providing for the issue of the Convertible Debentures which confer upon the holders of Convertible Debentures the power to amend, alter or repeal any Extraordinary Resolution (as defined in such trust indenture) previously passed or approved by the holders of Convertible Debentures are hereby amended to provide that no such power may be exercised in respect of this resolution.